Dated October 11, 1996


         (1)           P.T. FREEPORT INDONESIA COMPANY



         (2)           P.T. RTZ-CRA INDONESIA



                     PARTICIPATION AGREEMENT
                with respect to the Contract Area



                        TABLE OF CONTENTS



1. DEFINITIONS..............................................   1
     1.2         Interpretation.............................  11
     1.3         Headings...................................  11

2. PURPOSES AND TERM........................................  11
     2.1         General....................................  11
     2.2         Purposes...................................  12
     2.3         Assignment of COW..........................  12
     2.4         Term.......................................  13
     2.5         Termination................................  13

3. RELATIONSHIP OF THE PARTICIPANTS.........................  14
     3.1         Contribution of Use of Assets..............  14
     3.2         Obligations Several and Not Joint..........  14
     3.3         Not a Partnership..........................  14
     3.4         No Authority to Act for other Participants.  15
     3.5         No Joint Receipt of Income.................  15
     3.6         Area of Mutual Interest....................  15
     3.7         Other Business Opportunities...............  17
     3.8         Waiver of Right to Partition...............  17
     3.9         Employees..................................  17
     3.10        Title......................................  17

4. REPRESENTATIONS AND WARRANTIES...........................  18
     4.1         Capacity...................................  18
     4.2         PT-FI Representations and Warranties.......  18
     4.3         Disclosures................................  20

5. EXPLORATION CONTRIBUTIONS BY PARTICIPANTS................  20
     5.1         Exploration Contribution by PT-RTZ.........  20
     5.2         Additional Cash Contributions..............  20

6. INTERESTS OF PARTICIPANTS................................  21
     6.1         Participating Interests....................  21
     6.2         Changes in Participating Interests.........  21
     6.3         Default in Making Contributions............  22
     6.4         Continuing Liabilities Upon Adjustment
                   of the Participating Interests...........  26

7. COVENANTS AND RIGHTS.....................................  27
     7.1         Mutual Covenants...........................  27
     7.2         PT-FI Covenants............................  28
     7.3         PT-RTZ Covenant............................  30
     7.4         Power of Attorney..........................  30
     7.5         Retained PT-FI Rights......................  31

8. COMMITTEES...............................................  33
     8.1         Exploration Committees.....................  33
     8.2         Operating Committee........................  33
     8.3         Other Committees...........................  34
     8.4         Quorum.....................................  34
     8.5         Decisions..................................  34
     8.6         Meetings...................................  35
     8.7         Action Without Meeting.....................  36
     8.8         Close-down.................................  36

9. OPERATOR.................................................  37
     9.1         Appointment................................  37
     9.2         Powers and Duties of Operator..............  37
     9.3         No Fee.....................................  41
     9.4         Standard of Care...........................  41
     9.5         Resignation; Deemed Offer to Resign........  41
     9.6         Transactions With Affiliates...............  43

10. FEASIBILITY STUDY INTO EXPANSION........................  43

11. GREENFIELD PROJECTS AND LATER EXPANSION PROJECTS........  45

12. SOLE RISK...............................................  46

13. PROGRAMMES AND BUDGETS..................................  48

14. TAXATION IN INDONESIA...................................  48

15. TRANSFER OF PARTICIPATING INTERESTS ....................  49
     15.1        General....................................  49
     15.2        Limitations on Free Transferability........  49
     15.3        First Offer Right..........................  51
     15.4        Exceptions to First Offer Right............  51

16. GENERAL PROVISIONS......................................  52
     16.1        Notices....................................  52
     16.2        Waiver.....................................  53
     16.3        Modification...............................  53
     16.4        Force Majeure..............................  54
     16.5        Governing Law..............................  55
     16.6        Penalties..................................  56
     16.7        Rule Against Perpetuities..................  57
     16.8        Further Assurances.........................  57
     16.9        Confidentiality and Public Statements......  57
     16.10       Entire Agreement; Successors and Assigns...  58
     16.11       Severability...............................  59
     16.12       Indonesian Law Waiver......................  59
     16.13       Tax Covenant...............................  59

SCHEDULE 1..................................................  62
  Privatisation Agreements..................................  62
SCHEDULE 2..................................................  65
  Deed of Assignment of Interest in COW.....................  65
SCHEDULE 3..................................................  69
  Exceptions to  Representations and Warranties.............  69
ANNEX A.....................................................  70
  Product Schedule..........................................  70
ANNEX B.....................................................  72
  Financial and Accounting Procedures.......................  72
ATTACHMENT X................................................   1



THIS AGREEMENT is made October 11, 1996

BETWEEN:

(1) P.T. FREEPORT INDONESIA COMPANY, a limited liability company organised under the laws of the Republic of Indonesia and domesticated in the State of Delaware, U.S.A. ("PT-FI") and

(2) P.T. RTZ-CRA INDONESIA, a company in formation under the laws of the Republic of Indonesia ("PT-RTZ"),

WHEREAS

(A) By a Contract of Work dated 30 December 1991 made between The Government of the Republic of Indonesia (the "Government") and PT-FI, the Government appointed PT-FI as the sole contractor for the Government with respect to the Contract Area, as defined in the Contract of Work, with the sole rights to explore, mine, process, store, transport, market, sell, and dispose of Products, as defined below, in the Contract Area (defined as aforesaid)

(B) PT-FI desires PT-RTZ and PT-RTZ desires to participate in operations under the COW (as defined below) on the terms and conditions hereinafter appearing

IT IS HEREBY AGREED as follows:

1. DEFINITIONS

     1.1        In  this  Agreement  (including   the  Schedules  and
         Annexes hereto), unless the context otherwise requires, the following terms shall have the following meanings:

         1.1.1              "Affiliate"   or   "Affiliates"  of   any
                specified person means any such other person, company, partnership, joint venture, or other form of enterprise which directly or indirectly controls, or is controlled by or is under common control with, the specified person and, in the case of RTZ, includes CRA Limited and the Affiliates of CRA Limited. The term "control" as used herein means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

         1.1.2 "Agreement" means this Participation Agreement, including all amendments and modifications thereof, and all schedules and annexes hereto, which are incorporated herein by this reference;

         1.1.3 "Annual Budget Meeting" means the meeting defined in Clause 8.6;

         1.1.4 "Approved Expansion Project" means any project of Expansion in Contract Area Block A which has been approved by the boards of directors of PT-FI, FCX and PT-RTZ or is otherwise an Approved Expansion Project in accordance with Clause 10.3;

         1.1.5 "Approved Programme and Budget" means a Programme and Budget which has been approved by the boards of directors of PT-FI and PT-RTZ upon the recommendation of the relevant Exploration Committee or the Operating Committee, as appropriate, as provided in Clause 8.5 and paragraph 10.1 of the Financial and Accounting Procedures;

         1.1.6 "Area of Mutual Interest" has the meaning assigned to that expression in Clause 3.6;

         1.1.7              "Assignment"    means    the   assignment
                referred to in Clause 2.3;

         1.1.8 "board of directors" of PT-FI or PT-RTZ shall mean the respective board of directors and/or board of commissioners (if any) of such entity and, in the case of PT-RTZ during the period prior to Completion of Formation, means the board of directors and/or board of commissioners as constituted from time to time pursuant to the Deed of Establishment of PT-RTZ, whichever is the appropriate body (whether pursuant to its constitutional documents or law) for the decision or action in question;

         1.1.9 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Programme and an estimated schedule of cash calls to be made therefor;

         1.1.10 "Budgetary Period" means the budgetary period established in a Programme and Budget;

         1.1.11 "Chargeable Operations" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.12 "Close-down" means a decision by the boards of directors of PT-FI, FCX and PT-RTZ, upon the recommendation of the Operating Committee, to cease all Mining and Processing in the Contract Area;

         1.1.13 "Committee" means whichever committee during the applicable time (be that the Exploration Committee in respect of either Contract Area Block A or Contract Area Block B or the Operating Committee or a committee established pursuant to Clause 8.3) is responsible for the subject matter under this Agreement as provided in Clause 8;

         1.1.14 "Completion of Formation" has the meaning assigned to that expression in the Early Closing Agreement;

         1.1.15             "Confidential   Information"   means  the
                confidential information referred to in Clause 16.9;

         1.1.16 "Contract Area" means the area defined as such under the COW;

         1.1.17             "Contract    Area    Block"   means,   as
                appropriate  or  as  the  context  requires,   either
                Contract Area Block A or Contract Area Block B;

         1.1.18 "Contract Area Block A" has the meaning assigned to that expression in the COW;

         1.1.19 "Contract Area Block B" has the meaning assigned to that expression in the COW;

         1.1.20             "Cover   Payment"   means   the   payment
                described in Clause 6.3.2.1;

         1.1.21 "COW" means the Contract of Work referred to in Recital (A) of this Agreement and includes any other contract of work, whenever granted, for the conduct of Exploration, Development or Mining in all or any part of the Contract Area;

         1.1.22 "Cut-off Date" means the last day of the final Year covered in the Product Schedule, as the same may be extended pursuant to Clause 16.4.2;

         1.1.23             "Defaulting    Participant"   means   the
                Participant referred to in Clause 6.3;

         1.1.24 "Development" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.25 "Dispose" means, in relation to any relevant property, to sell, transfer, assign, declare oneself a trustee of or part with the use or benefit of or otherwise dispose of the relevant property (or any interest therein);

         1.1.26 "dollar" or "$" means a dollar being the lawful currency of the United States of America;

         1.1.27 "Early Closing Agreement" means the agreement dated as of the date of this Agreement between PT-FI, FCX, PT-RTZ, RTZ, RTZ Jersey Investments One Limited, RTZ Jersey Nominees Limited, First Trust Of New York, National Association, as Trustee, The Chase Manhattan Bank (formerly Chemical
                Bank), as Administrative Agent, JAA Security Agent and Security Agent and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as Depositary and Documentary Agent;

         1.1.28 "Effective Date" means the date of this Agreement;

         1.1.29 "Encumbrance" means any mortgage, pledge, lien, charge, power of attorney, assignment for the purpose of providing security, hypothecation, security interest or trust arrangement for the purpose of providing security and any other security agreement or arrangement;

         1.1.30 "Enterprise Operations" means all operations within the Contract Area under the COW by or on behalf of PT-FI or by or on behalf of PT-FI and PT-RTZ, including the Mining of the 10-K Reserves and Joint Operations, but excluding Sole Risk Ventures;

         1.1.31 "Expansion" means a Development which is designed to increase the productive capacity of existing facilities (whether comprising PT-FI Available Assets or Joint Account Assets and whether Mining, milling and delivery facilities or related infrastructure) for the obtaining of Products from the aggregate resources in Contract Area Block A (being both the 10-K Reserves and reserves other than the 10-K Reserves) at an aggregate rate in excess of the then existing production capacity of such facility;

         1.1.32 "Exploration" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.33 "Exploration Committee" means a committee established under Clause 8.1;

         1.1.34 "Exploration Costs" has the meaning assigned to that expression in the Financial and Accounting Procedures as the same may have been amended or clarified with respect to specific costs as set out in the Memorandum of Understanding attached hereto and marked X and with such further changes with respect to specific costs as shall from time to time be approved in writing by the Participants;

         1.1.35 "Exploration Obligation" means the obligation on the part of RTZ contained in Clause 6(1) of the Implementation Agreement as the same may have been modified in the agreement of even date herewith made between PT-FI, P.T. Irja Eastern Minerals Corporation, FCX, RTZ and PT-RTZ, a copy of which is annexed hereto and marked X and with such further changes as shall from time to time be approved in writing by the Participants;

         1.1.36 "FCX" means Freeport-McMoRan Copper & Gold Inc., a Delaware corporation;

         1.1.37 "Feasibility Study" means a report showing the economic viability of a proposed Development project, which may relate to Expansion, and shall include (i) reasonable assessment of the size and quality of the minable reserves of Minerals,
                (ii) reasonable assessments of the amenability of the Minerals to metallurgical treatment, (iii) reasonable description of the work, equipment, supplies and permitting, if any, required to bring the prospective deposit of Minerals into commercial production and the estimated costs thereof, (iv) conclusions regarding the economic viability of bringing the prospective deposit of Minerals into commercial production, (v) an analysis of the impact which such project will have on the existing Enterprise Operations and Sole Risk Programmes and (vi) such other information as may be appropriate to allow banking and other financial institutions familiar with the mining business to make a firm decision whether or not to advance funds sufficient to finance the Development in whole or in part;

         1.1.38             "Financial   and  Accounting  Procedures"
                means the document so entitled, in the form attached to this Agreement as Annex B;

         1.1.39 "Government" means the Government of the Republic of Indonesia;

         1.1.40 "Greenfield Project" means a Development project which does not rely to any significant extent on PT-FI Available Assets, the 10-K Reserves or the Joint Account Assets constituting part of any prior approved project;

         1.1.41             "Implementation   Agreement"   means  the
                agreement so designated between FCX and RTZ dated as of 2 May 1995;

         1.1.42 "Incremental Expansion Cashflow" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.43 "Incremental Expansion Revenues" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.44 "Incremental Production" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.45             "Joint Account Assets" means

                (i)             all  Products  (in   whatever   form)
                     derived from Joint Operations prior to their being sold and

                (ii)            all other real and personal property,
                     tangible and intangible, which is acquired as a joint asset of the Participants or as a result or for the purpose of Joint Operations or the funding thereof (other than any thereof which is distributed to the Participants or either of them pursuant to the provisions of this Agreement);

         1.1.46 "Joint Operations" means the conduct of the following activities:

                (i)             Approved Expansion Projects;

                (ii)            Exploration in the Contract Area;

                (iii) Development and Mining in Contract Area Block B
                     and, after the Cut-off Date, if there has, before such Date, been a first Approved Expansion Project, also in Contract Area Block A and

                (iv)            any  other  activities   in   or   in
                     relation to the Contract Area which the Participants agree to conduct jointly under the terms of this Agreement, including Joint Operations Greenfield Projects,

                but excluding Sole Risk Ventures;

         1.1.47 "Liabilities" or "Liability" means any and all claims, demands, investigations, judgements, losses, liabilities, costs and expenses, including reasonable attorneys' fees;

         1.1.48 "LIBOR" means a rate of interest which is equal to three month U.S dollar Libor as published in the London Financial Times;

         1.1.49 "Memorandum Equity Account" means an account established for each Participant pursuant to paragraph 2 of the Financial and Accounting Procedures;

         1.1.50 "Minerals" has the meaning assigned to that expression in the COW;

         1.1.51 "Mining" means the mining, extracting, producing, handling, milling or other processing of Minerals and the marketing and selling of Products therefrom;

         1.1.52             "Non-defaulting   Participant"   means  a
                Participant which is not the Defaulting Participant as described in Clause 6.3;

         1.1.53 "Operating Committee" means the committee established under Clause 8.2;

         1.1.54 "Operator" means the person or entity appointed under Clause 9.1 or any successor Operator;

         1.1.55 "Operator Replacement Agreement" means the agreement dated as of the date of this Agreement between PT-FI, PT-RTZ, First Trust of New York, National Association, as trustee under the Trust Agreement and the Operator Selection Representative;

         1.1.56             "Participation"   means   the    business
                arrangement of the Participants under this Agreement;

         1.1.57 "Participants" means PT-FI and PT-RTZ and their respective successors and permitted assigns and "Participant" means any one of them;

         1.1.58 "Participating Interest" means, at any time, with respect to Contract Area Block A or Contract Area Block B, the percentage interest then applicable to each Participant with respect to such Contract Area Block determined in accordance with this Agreement (including the Financial and Accounting Procedures), provided that, if such expression is used with reference to assets, it shall refer only to an interest in the Joint Account Assets and Joint Operations, and if such expression is used with reference to Products from Contract Area Block A, to Sales Revenues from such Products or to revenues from Contract Area Block A, it shall, until the Cut-off Date, refer only to Incremental Production, or, as the case may be, Incremental Expansion Revenues;

         1.1.59             "Privatisation  Agreements"   means   the
                agreements listed in Schedule 1 to this Agreement;

         1.1.60 "Processing" has the meaning assigned to that expression in the COW;

         1.1.61 "Product Schedule" means the Product Schedule annexed hereto as Annex A, setting out the planned production of Products for each Year from 1995 to 2021 as the same may be amended pursuant to Clause 16.4.2;

         1.1.62 "Products" has the meaning assigned to that expression in the COW;

         1.1.63 "Programme" means a description in reasonable detail of Joint Operations or Sole Risk Ventures, as appropriate, to be conducted for a Year or any longer period, which is prepared and approved in accordance with paragraph 10.1 of the Financial and Accounting Procedures;

         1.1.64             "Proposing    Participant"   means    the
                Participant referred to in Clause 10.1;

         1.1.65             "PT-FI Assets" means together

                (i)             the PT-FI Available Assets

                (ii)            the right,  title and interest of PT-
                     FI in and under the COW and all authorisations issued pursuant to the COW and

                (iii)  all  other real and personal assets,  tangible
                     and intangible, of PT-FI, including without limitation, (A) cash, accounts receivable, inventories and capital stock and indebtedness of other corporations, including its interests in the Gresik smelter and any assets in respect of Sole Risk Ventures of PT-FI, but excluding
                     (B)  all  Joint  Account   Assets  or  interests
                     therein;

         1.1.66             "PT-FI Available Assets" means together

                (i)             all   real  and  personal   property,
                     tangible and intangible, held by PT-FI from time to time which are used or intended to be used for Exploration, Development or Mining in the Contract Area, including, without limitation, mills and infrastructure, but excluding

                     (A)             property which is produced by or
                         acquired pursuant to (1) Approved  Expansion
                         Projects or (2) Sole Risk Ventures of PT-RTZ which is held in the name of PT-FI as Operator

                     (B)             items   specified   in  (i)  and
                         (iii)(A) of Clause 1.1.65 (the definition of
                         PT-FI Assets) and

                     (C)             all  Joint  Account  Assets   or
                         interests therein

                (ii)            the  right, title and interest of PT-
                     FI in and to the Privatisation Agreements and;

                (iii) except for the purpose  of  the  Financial  and
                     Accounting Procedures, capital replacements hereafter of physical property subject to Privatisation Agreements or otherwise constituting PT-FI Available Assets under (i) of this Clause 1.1.66;

         1.1.67             "PT-RTZ Assets" means together

                (i)             the interest of PT-RTZ  in  and under
                     the COW pursuant to the Assignment

                (ii)            any  assets  in respect of Sole  Risk
                     Ventures of PT-RTZ and

                (iii)  all other real and personal  assets,  tangible
                     and intangible, of PT-RTZ, but excluding all Joint Account Assets or interests therein;

         1.1.68             "RTZ" means The RTZ Corporation  PLC,  an
                English company;

         1.1.69 "RTZ Loan" has the meaning assigned to the expression "Loan" in the RTZ Loan Agreement;

         1.1.70 "RTZ Loan Agreement" means the facility agreement of even date herewith between PT-FI and RTZ Indonesian Finance Limited ("RTZ Lender") whereby RTZ Lender agrees to make available to PT-FI a facility of up to $450,000,000 to fund one or more Approved Expansion Projects;

         1.1.71 "Sales Revenues" has the meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.72             "Sharing   Commencement   Date"  has  the
                meaning assigned to that expression in the Financial and Accounting Procedures;

         1.1.73 "Sole Risk Programme" has the meaning assigned to it in Clause 10.3;

         1.1.74 "Sole Risk Venture" means any activity carried out by a Participant in the Contract Area on its own account pursuant to Clauses 10 and 12;

         1.1.75 "Specified Area" means the area referred to as such in Clause 10.1;

         1.1.76 "subsidiary" has the meaning assigned to it in the Implementation Agreement;

         1.1.77 "Taxes" means all present and future income and other taxes, levies, imposts, duties, charges, deductions and withholdings whatsoever together with interest thereon and penalties with respect thereto;

         1.1.78 "10-K Reserves" means the proved and probable ore reserves as at 31 December 1994 in Contract Area Block A being 1,125.6 million tonnes at an average grade of 1.30% copper, 1.42 grams of gold per tonne and 4.06 grams of silver per tonne;

         1.1.79 "Trust Agreement" means the amended and restated trust agreement dated as of the date of this Agreement between, among others, PT-FI, PT-RTZ, The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as
                Depositary, First Trust of New York, National Association, as Trustee, and certain Secured Creditors of PT-FI (as defined therein);

         1.1.80 "Year" means a calendar year commencing on 1 January.

     1.2        Interpretation

     In this Agreement

         1.2.1 References to any document or agreement, including the COW, includes such document or agreement as amended, novated, substituted, varied, supplemented or replaced from time to time.

         1.2.2 References to any Act of Parliament, code, decree, regulation or ordinance or to any provision thereof include any modification or re-enactment thereof or any provision substituted therefor and all statutory or other instruments issued thereunder.

         1.2.3 References to a party to this Agreement or any other document or agreement include such party's successors or permitted assigns.

     1.3        Headings

                Headings  to  Clauses,  sub-clauses,   Schedules   or
         Annexes are for convenience only and shall not affect the interpretation of this Agreement.

2. PURPOSES AND TERM

     2.1        General

                PT-FI and PT-RTZ hereby agree that all of their rights and obligations as between themselves relating to Joint Operations, Sole Risk Ventures and other operations within the Contract Area shall be subject to and governed by this Agreement.

     2.2        Purposes

                This  Agreement  is  entered  into  for the following
         purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

         2.2.1 to conduct Exploration within the Contract Area, including the evaluation of Development or Mining opportunities within the Contract Area;

         2.2.2              to  engage  in  Development   and  Mining
                within the Contract Area if so decided in the manner provided in this Agreement;

         2.2.3 to engage in the Disposal of Products derived from Joint Operations;

         2.2.4 to allocate costs of and revenues derived from Joint Operations;

         2.2.5 to regulate as between the parties the conduct of Joint Operations and Sole Risk Ventures in the Contract Area;

         2.2.6 to regulate as between the parties to the extent provided herein the conduct by PT-FI of its activities in the Contract Area, other than in respect of Joint Operations, using the PT-FI Available Assets, the Joint Account Assets, and the Participants' right, title and interest in and under the COW and all authorisations issued pursuant to the COW;

         2.2.7              to regulate  the  procedures for making a
                Close-down   decision   and  for  implementing   that
                decision; and

         2.2.8              to  perform  any   other   operation   or
                activity necessary, appropriate or incidental to any of the foregoing.

     2.3        Assignment of COW

                Simultaneously with signature of this Agreement, PT-FI and PT-RTZ shall execute an assignment of interests in the COW in the form set out in Schedule 2 to this Agreement or in such other form as PT-RTZ may reasonably require provided that such interests shall be reassigned by PT-RTZ to PT-FI in the circumstances provided for in Clause 6(2) of the Implementation Agreement.

     2.4        Term

                The term of this Agreement shall commence on the Effective Date and shall continue until the occurrence of any of the following events:

         2.4.1              the  termination  of  the  COW   and  the
                termination of all rights of the Participants to conduct Exploration, Development and Mining in the Contract Area and completion of a final accounting between the Participants as provided in Clause 2.5.2; or

         2.4.2 the agreement by the Participants permanently to cease Joint Operations and terminate this Agreement and completion of a final accounting between the Participants as provided in Clause 2.5.2; or

         2.4.3 the reduction of the Participating Interest of one of the Participants in both Contract Area Block A and Contract Area Block B to zero (including a reduction pursuant to the operation of the proviso to Clause 2.3); or

         2.4.4 the Disposal of all Joint Account Assets and the completion of a final accounting between the Participants as provided in Clause 2.5.2; or

         2.4.5 the bankruptcy, dissolution or withdrawal of any Participant, unless all of the remaining Participants agree to continue this Agreement, and completion of a final accounting between the Participants as provided in Clause 2.5.2.

     2.5        Termination

                Upon expiry of the term of this Agreement:

         2.5.1 all unpaid Liabilities properly incurred arising out of Joint Operations during the term of this Agreement shall be paid by the Participants as provided in this Agreement

         2.5.2 the Operator shall take all action necessary to wind up the activities of the Participation, and all costs and expenses incurred in connection with the termination of the Participation shall be expenses chargeable to the Participants. Where the term of this Agreement expires pursuant to Clauses 2.4.1, 2.4.2, 2.4.4 or 2.4.5, the Joint
                Account Assets shall be paid, applied, or distributed in satisfaction of all Liabilities of the Participation arising out of Joint Operations to third parties. Thereafter, all other Joint Account Assets shall be sold and the proceeds, together with any remaining cash, shall be distributed to the Participants in proportion to their Participating Interests in Contract Area Block A or, as
                appropriate, Contract Area Block B at the time of such distribution, subject as provided in Clause 6.1 or the Financial and Accounting Procedures, after first satisfying out of a Participant's share any Liabilities owed by that Participant to the other

         2.5.3 the Participants shall enter into such other agreements and arrangements as may be necessary or appropriate in the circumstances to regulate the conduct of any Sole Risk Ventures in the Contract Area which are to continue after expiry of the term of this Agreement.

3. RELATIONSHIP OF THE PARTICIPANTS

     3.1        Contribution of Use of Assets

         3.1.1 PT-FI agrees to make available in accordance with the terms of this Agreement the PT-FI Available Assets, and each of PT-FI and PT-RTZ agrees to make available in accordance with the terms of this Agreement the Joint Account Assets, in each case for the purposes of Enterprise Operations without charge to the Participants except as otherwise provided in this Agreement.

         3.1.2              PT-FI   and  PT-RTZ  agree   that   their
                respective rights under the COW will be made available to the Participants without charge for the purposes of Joint Operations.

     3.2        Obligations Several and Not Joint

                The liability of the Participants shall be several and not joint nor joint and several. Each Participant shall be liable to the other only for its obligations as set out in this Agreement.

     3.3        Not a Partnership

                Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other or to create any fiduciary relationship between them.

     3.4        No Authority to Act for other Participants

                No Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. Each Participant shall indemnify, defend and hold harmless the other Participant and its Affiliates (including, without limitation, direct and indirect parent companies), and its or their respective directors, commissioners, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from any act of or any assumption of Liability by the indemnifying Participant, or any of its directors, commissioners, officers, shareholders, employees, agents, attorneys and Affiliates, done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

     3.5        No Joint Receipt of Income

                  The Participants acknowledge that it is not their intention to receive income jointly as a result of the Participation.

     3.6        Area of Mutual Interest

         3.6.1 General Any exploration permit, contract of work, mineral lease, right or interest, including an equity interest or option to acquire an equity interest in an entity owning any of the foregoing, including rights and interests which do not directly involve Mining but which may be useful in connection with the Joint Operations (collectively, "Mining Rights") acquired during the term of this Agreement by or on behalf of a Participant or an Affiliate of a Participant (the "Acquirer") which is situated in the province of Irian Jaya, Indonesia (the "Area of Mutual Interest") shall be subject to the terms and provisions of this Clause 3.6, except Mining Rights acquired pursuant to an Approved Programme and Budget or Sole Risk Ventures.

         3.6.2 Notice Within 30 days after acquisition of Mining Rights or the right to acquire any Mining Rights wholly or partially within the Area of Mutual Interest, the Participant being the Acquirer or an Affiliate of the Acquirer ("Acquirer's Participant") shall notify the other Participant of such acquisition. The Acquirer's Participant's notice shall describe in detail the acquisition, the Mining Rights covered thereby and the cost thereof and the Acquirer's Participant shall procure that there is made available for inspection by the other Participant any and all information available to the Acquirer (subject to any confidentiality restrictions) concerning the Mining Rights.

         3.6.3 Option Exercised Within 30 days after receiving the Acquirer's Participant's notice, the other Participant shall elect, by notice to the Acquirer's Participant, that an Affiliate of such other Participant shall:

                (a)             accept  an  interest  in  the  Mining
                     Rights equal to the other Participant's Participating Interest at the date of this Agreement; or

                (b)             not acquire an interest in the Mining
                     Rights.

            If a Participant entitled to make an election  under this
                Clause 3.6.3 fails to give notice within the time allotted, such failure shall be deemed an election by such Participant not to accept an interest in the Mining Rights and the Mining Rights shall not be subject to the same terms, mutatis mutandis, as this Agreement. If a Participant entitled to make an election under this Clause 3.6.3 makes a timely election to accept an interest in the Mining Rights, the Acquirer's Participant shall procure that the Acquirer shall, subject to all necessary Governmental consents, convey to an Affiliate of the other Participant nominated by the other Participant, by appropriate instrument, an undivided interest in the Mining Rights equal to such Participant's Participating Interest at the date of this Agreement. If such Participant has elected that an Affiliate shall accept an interest in Mining Rights pursuant to this Clause 3.6.3, the Mining Rights shall be held on the same terms as this Agreement, mutatis mutandis to those with respect to Contract Area Block B, unless the Participants agree otherwise. The Participant which is not the Acquirer's Participant shall procure that its Affiliate acquiring the interest in the Mining Rights shall promptly pay to the Acquirer its proportionate share of the latter's actual out-of-pocket acquisition costs.

     3.7        Other Business Opportunities

                Except as expressly provided in Clause 3.6, each Participant shall have the right independently to engage in and receive full benefits from business activities outside the Contract Area, whether or not in competition with the Enterprise Operations, without consulting the other. Except as expressly provided in Clause 3.6, no Participant shall have any obligation to the other under this Agreement with respect to any opportunity to acquire any property outside the Contract Area at any time, or within the Contract Area after the termination of this Agreement. Except as otherwise agreed by the Participants, whether in this Agreement or subsequently, neither Participant shall conduct any activity inside the Contract Area other than Enterprise Operations, Sole Risk Ventures and activities which do not adversely affect the carrying out of the Enterprise Operations and any Sole Risk Ventures, without the prior written approval of the other.

     3.8        Waiver of Right to Partition

                The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Joint Account Assets, including any rights provided by law.

     3.9        Employees

                Employees of one Participant are not and shall not be employees of the other Participant or of the Participation.

     3.10 Title

                All Joint Account Assets acquired by the Operator for Joint Operations may be held in the name of PT-FI but, subject to any mandatory provisions of applicable law, the beneficial interest therein shall be for the benefit of PT-FI and PT-RTZ severally in proportion to their respective Participating Interests. Subject to any mandatory provisions of applicable law, each of the Participants agrees to execute appropriate documents to reflect any changes in Participating Interests which may occur hereunder from time to time and to execute, and register with the appropriate Governmental authorities, the necessary document(s) to effect the transfer of any property as contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES

     4.1        Capacity

                Subject, in the case of PT-RTZ, to the matters stated in Schedule 3, each of the parties represents, warrants and undertakes to the other(s) as follows:

         4.1.1 it is a company duly incorporated and in good standing in its place of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

         4.1.2 it has the capacity to enter into and perform its obligations under this Agreement and, in the case of PT-FI, the Assignment and all transactions contemplated herein or (as appropriate) therein and that all corporate and, except as mentioned in Schedule 3 to this Agreement, other actions required to authorise it to enter into and perform its obligations under this Agreement and, in the case of PT-FI, the Assignment have been properly and duly taken;

         4.1.3 this Agreement constitutes, and, in the case of PT-FI, the Assignment will constitute its legal, valid and binding obligation, save as enforcement may be limited by bankruptcy, reorganisation, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to any limitations acts and to general equitable principles;

         4.1.4 the execution, delivery and performance by it of this Agreement and, in the case of PT-FI, the Assignment and the transactions implemented hereunder or (as appropriate) thereunder do not and will not contravene, conflict with or constitute a default under (a) any law or regulation or any official or judicial order, judgment, injunction or decree applicable to it or (b) its constitutional documents or (c) any agreement or document to which it is a party or which is binding upon it or any of its assets.

     4.2        PT-FI Representations and Warranties

                Subject to the matters stated in Schedule 3 and in addition to the representations, warranties and undertakings contained in Clause 4.1, PT-FI represents, warrants and undertakes to PT-RTZ as follows:

         4.2.1 the shareholders in PT-FI are FCX, as to 81.28%, the Government as to 9.36% and PT Indocopper Investama Corporation as to 9.36%;

         4.2.2 it has all authorisations, consents and licences necessary to conduct its activities in the Contract Area as presently conducted;

         4.2.3 it is up to date on all payments, filings, or other requirements in respect of the COW and there are no existing or threatened actions, suits, claims or proceedings in relation thereto, and PT-FI has not received any notice of violation or claim alleging any violation of any law, rule, regulation, or permit, including without limitation any environmental law, rule, regulation or permit, in connection with the COW except any thereof where such violation or claim would not, individually or in the aggregate, have a material adverse effect on the rights of PT-FI and PT-RTZ under the COW;

         4.2.4 it has delivered to or made available to PT-RTZ or its Affiliates all geological data and other similar information in PT-FI's possession or control derived from its activities in the Contract Area which any person interested in acquiring a Participating Interest in the Contract Area would reasonably be expected to wish to see and all other information or copies thereof reasonably requested by them concerning the COW, its operations in the Contract Area and the disposal of Products, including, but not limited to, true and correct copies of all contracts relating to the COW and the Contract Area of which PT-FI has knowledge;

         4.2.5 all activities by PT-FI under the COW up to the date of this Agreement have in all material respects been in accordance with the requirements of the Government and Indonesian law and there has been no breach by PT-FI of any of the provisions of the COW or of any other agreement binding upon it the breach of which might have a material adverse effect on the ability of PT-FI to carry out the Enterprise Operations;

         4.2.6 there has been no material breach by the Government of any of the provisions of the COW and PT-FI has not received any indication from the Government that the Government is seeking to re-negotiate any of the terms of the COW;

         4.2.7 to the best of PT-FI's knowledge, there has been no material breach by any third party of any material contract with PT-FI in relation to PT-FI's activities under the COW or the sale of Products;

         4.2.8 there are no material litigation, arbitration or administrative proceedings or claims currently in progress or, so far as PT-FI is aware, pending or threatened against PT-FI or any of its assets under the COW or any material contract to which PT-FI is a party in relation to PT-FI's activities under the COW or the sale of Products;

         4.2.9 PT-FI is not a party to any agreement or under any other obligation under or pursuant to which it has created or given or permitted to subsist or is obliged or bound to create or give or permit to subsist in favour of any third party any Encumbrance over PT-RTZ's share of the Joint Account Assets or over any revenues allocated to PT-RTZ (or to which PT-RTZ is entitled) under this Agreement;

         4.2.10 PT-RTZ's interest in the COW pursuant to the Assignment is not subject to any Encumbrance created or given by PT-FI in favour of any third party.

     4.3        Disclosures

                Each of the parties represents and warrants to the other(s) that it is unaware of any facts or circumstances which have not been disclosed in this Agreement and which should have been disclosed to the other party in order to prevent the representations and warranties given by it in this Clause 4 from being materially misleading.

5. EXPLORATION CONTRIBUTIONS BY PARTICIPANTS

     5.1        Exploration Contribution by PT-RTZ

                PT-RTZ shall pay, in accordance with paragraph 10.3 of the Financial and Accounting Procedures, all Exploration Costs approved by an Exploration Committee after the Effective Date until the Exploration Obligation has been satisfied, including the expenditure of not less than $40,000,000 in respect of Contract Area Block A.

     5.2        Additional Cash Contributions

                After the Exploration Obligation has been satisfied, the Participants shall contribute funds for Approved Exploration Programmes and Budgets in proportion to their respective Participating Interests, subject to their rights to conduct Sole Risk Ventures.

6. INTERESTS OF PARTICIPANTS

     6.1        Participating Interests

         6.1.1 At the date of this Agreement, except as otherwise provided in this Agreement (including the Financial and Accounting Procedures), the Participating Interests of the Participants in Contract Area Block A and in Contract Area Block B are:

                     PT-FI sixty per cent (60%)
                  PT-RTZ                      forty per cent (40%).

                            The   Participating   Interests   of  the
                Participants shall not be changed except as provided in this Agreement (including the Financial and Accounting Procedures) and each Participant's Participating Interest in Contract Area Block A may, as provided in this Agreement and the Financial and Accounting Procedures, be different from its Participating Interest in Contract Area Block B.

         6.1.2 There shall be allocated to the Participants the revenues and shares thereof calculated in accordance with the Financial and Accounting Procedures.

         6.1.3 All costs and liabilities incurred in or attributable to Chargeable Operations in the Contract Area shall be allocated to and borne by the
                Participants in accordance with the Financial and Accounting Procedures.

         6.1.4 Participating Interests shall be calculated to three decimal places and rounded to two (e.g. 1.519% rounded to 1.52%). Decimals of .005 and less shall be rounded down.

     6.2        Changes in Participating Interests

                A Participant's Participating Interest may be changed as follows:-

         6.2.1 in the event of default by a Participant in making its agreed upon contribution to an Approved Programme and Budget, followed by an election by the other Participant to invoke Clause 6.3.2.3; or

         6.2.2 transfer by a Participant of less than all its Participating Interest in accordance with Clause 15; or

         6.2.3 acquisition of less than all of the Participating Interest of the other Participant, however arising.

                In the event of a change in a Participant's Participating Interest with respect to either Contract Area Block A or Contract Area Block B, there will, subject to obtaining any necessary Governmental approval, be a corresponding and proportionate change in the Participant's interest in the COW with respect to Contract Area Block A (subject to PT-FI's rights with respect to the 10-K Reserves and PT-FI Assets) or the COW with respect to Contract Area Block B, as the case may be.

     6.3        Default in Making Contributions

                If a Participant defaults in its obligation to pay a contribution or cash call properly payable or made under this Agreement (including the Financial and Accounting Procedures), (such Participant being a "Defaulting Participant"),

         6.3.1 All rights of the Defaulting Participant to receive its proportionate share of the Incremental Expansion Cashflow of Approved Expansion Projects, or the revenues from Contract Area Block B, Joint Operations Greenfield Projects in Contract Area Block A or, as the case may be, in any Year after the Cut-off Date, the revenues from Joint Operations, shall be suspended until such time as the default has been remedied and until such time, such proportionate share shall go to the Non-Defaulting Participant(s), who shall apply such share of the relevant revenues or (as the case may be) Incremental Expansion Cashflow first, to make any contribution or meet any cash calls not made or met by the Defaulting Participant or made or met on its behalf, and second, to pay the indebtedness and unpaid and accrued interest thereon then owing by the Defaulting Participant to such Non-Defaulting Participant pursuant to Clause 6.3.2. The right of a Defaulting Participant to receive its proportionate share of the relevant revenues or (as the case may be) the Incremental Expansion Cashflow shall be reinstated at the first time when such Participant is not in default in its obligation to make a contribution or meet a cash call and all indebtedness and interest thereon arising out of the making by the Non-Defaulting Participant of Cover Payments has been paid in full.

                6.3.2.1  The  other  Participant,  by notice  to  the
                      Defaulting Participant, may at any time, but shall not be obliged to, elect to make such contribution or meet such cash call on behalf of the Defaulting Participant (a "Cover Payment"). If more than one Cover Payment is made by the other Participant in relation to the same Contract Area Block, such Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall be read to apply to the aggregated Cover Payments.

                6.3.2.2   Each   Cover   Payment   shall   constitute
                      indebtedness due from the Defaulting Participant to the Non-Defaulting Participant, which indebtedness, together with interest (calculated from the date of the Cover Payment at the rate specified in paragraph 10.3.3 of the Financial and Accounting Procedures) shall be payable upon demand.

                6.3.2.3 If a Cover Payment shall have been made, upon
                      the giving of not less than 5 days' prior notice to the Defaulting Participant, whether or not payment thereof has been demanded under Clause 6.3.2.2, the Non-Defaulting Participant may, but shall not be obliged to, elect to effect an adjustment of the Defaulting Participant's Participating Interest in the relevant Contract Area Block pursuant to this Clause 6.3.2.3; provided, however, that if within such 5 day period the Defaulting Participant shall evidence to the reasonable satisfaction of the Non-Defaulting Participant that it will have the funds to, and will, within 10 days of the expiry of such 5 day period, pay the indebtedness constituted by the Cover Payment together with interest accrued thereon pursuant to Clause 6.3.2.2 owing by the Defaulting Participant to the Non-Defaulting Participant, then such adjustment of Participating Interest may not be effected until the end of such additional 10 day period. If such election is made and such indebtedness has not been paid, at the expiration of such 5 day period, or, if applicable, at the end of such additional 10 day period, an amount equal to 125% times the Cover Payment shall be
                      deducted  from  the   Defaulting  Participant's
                      relevant Memorandum Equity Account for the relevant Contract Area Block and added to the relevant Memorandum Equity Account for that Contract Area Block of the Non-Defaulting Participant and the Participating Interests of the Participants shall be recalculated based on the relevant adjusted Memorandum Equity Accounts.

                6.3.2.4  Notwithstanding  anything  to  the  contrary
                      contained in this Agreement, failure by PT-FI to make a contribution or respond to a cash call shall not constitute a default hereunder or give rise to any adjustment of PT-FI's or PT-RTZ's Memorandum Equity Account if such failure occurs prior to the time an aggregate sum of $750,000,000 has been spent on one or more Approved Expansion Projects and is attributable to the failure by PT-FI to receive advances under the RTZ Loan Agreement.

         6.3.3 If as a consequence of the adjustment of a Defaulting Participant's relevant Memorandum Equity Account under Clause 6.3.2.3 its recalculated Participating Interest in Contract Area Block A or, as the case may be, Contract Area Block B is less than 10% (such adjustment being a "Forced Sale Adjustment"), then

                6.3.3.1 the Defaulting Participant shall be deemed to
                      have elected to withdraw from participation in Joint Operations in Contract Area Block A or, as the case may be, Contract Area Block B

                6.3.3.2 the Defaulting Participant  shall sell to the
                      Non-Defaulting Participant and the Non-Defaulting Participant shall buy all of the Defaulting Participant's Participating Interest in Contract Area Block A or, as the case may be, Contract Area Block B for a price equal to the Fair Market Value of the Defaulting Participant's Participating Interest in Contract Area Block A or, as the case may be, Contract Area Block B as at the date on which its Participating Interest first reduces below 10%

                6.3.3.3 completion of the  sale  and  purchase  under
                      Clause 6.3.3.2 shall take place within 90 days after establishment of the Fair Market Value. The Defaulting Participant shall be liable for all costs and expenses of the sale and purchase (other than the purchase price) and shall indemnify the Non-Defaulting Participant against all adverse tax consequences of the sale and purchase

                6.3.3.4  for the purposes of Clause 6.3.3.2, the Fair
                      Market Value of the Defaulting Participant's Participating Interest in Contract Area Block A or, as the case may be, Contract Area Block B means the amount determined by the Participants. Should the Participants be unable within 30 days after a Forced Sale Adjustment to agree as to the Fair Market Value of the Defaulting Participant's Participating Interest to be sold pursuant to Clause 6.3.3.2, the Participants shall, within 10 days after the expiration of such 30 day period, attempt to select one reasonably acceptable, internationally recognised independent investment bank to determine the Fair Market Value of the Defaulting Participant's
                      Participating Interest, which determination shall be binding on all Participants. Should the Participants be unable to agree upon a mutually acceptable investment bank within such 10 day period, each of the Participants shall have 10 additional days to select one internationally recognised investment bank to determine the Fair Market Value of the Defaulting Participant's Participating
                      Interest. Each such investment bank or, in default of selection by either Participant, the sole investment bank so selected shall, within 30 days of being requested to do so, determine the Fair Market Value of the Defaulting Participant's Participating Interest provided however that, where two such investment banks are so selected, the Fair Market Value of such interest shall be the average of their respective determinations if and only if the lower of the two determinations is at least 90% of the higher of the two determinations. If it is not, then such two investment banks shall select a third internationally recognised investment bank to determine the Fair Market Value of the Defaulting Participant's Participating Interest, and the Fair Market Value of such interest (i) shall be such third determination if such third determination is a figure between the two previous determinations;
                      (ii) shall be the lower of the two previous determinations if the third determination is lower than both the two previous determinations; and (iii) shall be the higher of the two previous determinations if the third determination is higher than both the two previous determinations. The Participants shall each pay 50% of the costs of the services and expenses of the investment bank(s)

                6.3.3.5  upon  completion  of  the sale and  purchase
                      under Clause 6.3.3.2 the Defaulting Participant shall cease to conduct any activities in Contract Area Block A or, as the case may be, Contract Area Block B (other than then existing Sole Risk Ventures and other than, in the case of PT-FI, PT-FI's rights with respect to the 10-K Reserves and any retained rights referred to in Clause 7.5) and shall surrender to the Non-Defaulting Participant the right to conduct all such activities

                6.3.3.6 each  of  the Participants appoints the other
                      its attorney, such appointment becoming effective upon its becoming a Defaulting Participant, with power in its name or otherwise to do all such things and sign or execute all such deeds or documents as may be necessary or desirable to complete any of the transactions referred to in this Clause 6.3.3, and (without limitation) for that purpose to appear in the name of the Defaulting
                      Participant before any notary or other Government official in Indonesia; provided that such power of attorney shall not be deemed to apply to each Participant's rights under Clause 6.3.3.4.

     6.4        Continuing   Liabilities   Upon   Adjustment  of  the
         Participating Interests

                  Any reduction of a Participant's Participating Interest under this Clause 6 shall not relieve such Participant of its share of any Liability, whether it accrues before or after such reduction, arising out of Joint Operations in Contract Area Block A or, as the case may be, Contract Area Block B conducted after the Effective Date and prior to such reduction. For purposes of this Clause 6, such Participant's share of such Liability shall, subject to Clause 6.1 and the Financial and Accounting Procedures, be equal to its Participating Interest in the relevant Contract Area Block at the time such Liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free from Encumbrances arising by, through or under such other Participant, except those to which both Participants have given their written consent or are otherwise subject (including, without limitation, royalties payable under the COW). Each Participant's Participating Interest shall be shown in the books of the Operator.

7. COVENANTS AND RIGHTS

     7.1        Mutual Covenants

                Each of the Participants covenants and agrees with the other that:

         7.1.1 it will give prompt notice to the other Participant of any notice of default, lawsuit, proceeding, action or damage of which it becomes aware and which might affect the Joint Account Assets, the Contract Area or the COW

         7.1.2 it will only conduct operations within or relating to the Contract Area in accordance with the provisions of the COW and this Agreement and, without prejudice to the foregoing, not at any time do or cause or permit to be done any act or omission which results or might result in a breach of the provisions of the COW, this Agreement or any other agreement binding upon it a breach of which might have a material adverse effect on Joint Operations.

         7.1.3 to the extent required by any law, rule, regulation, decree, consent, contractual arrangement or otherwise by any Indonesian Governmental Agency, there shall be no sale or other transfer of any interest in the Contract of Work by PT-FI or PT-RTZ without the prior consent of the Ministry of Mines and Energy of the Republic of Indonesia.

     7.2        PT-FI Covenants

                PT-FI covenants and agrees with PT-RTZ that it will:

         7.2.1 At all times comply with and perform all its obligations under the Privatisation Agreements and exercise its rights under the Privatisation Agreements in consultation with PT-RTZ and in a manner which does not adversely affect the carrying out of the Joint Operations and will not enter into any other agreements in the nature of Privatisation Agreements (other than as listed in Schedule 1) except in consultation with PT-RTZ;

         7.2.2 Prepare its annual financial statements in accordance with accounting principles generally accepted in the U.S.A. except as otherwise stated therein and based on accounting policies consistently applied in all respects except as otherwise stated therein and at the time of the issue thereof send to PT-RTZ copies of the same;

         7.2.3 As and when required by PT-RTZ furnish to PT-RTZ promptly such financial or other information, data or maps relating to the Contract Area and the Enterprise Operations therein and thereon as PT-RTZ may from time to time require;

         7.2.4 Furnish to PT-RTZ a copy of each material return and report (and each other return and report requested specifically by PT-RTZ) submitted to the Government under the COW and, with respect to major returns and reports (as determined from time to time by the Participants), do so within a reasonable time before the latest day for such submission to permit time for review by PT-RTZ provided that tax returns shall not be included in this sub-Clause 7.2.4;

         7.2.5 Not, without the prior written consent of PT-RTZ, create or permit to exist any Encumbrance on or Dispose, except in the ordinary course of business, of the whole or any part of the PT-FI Available Assets or its right, title and interest in and under the COW or any authorisations issued pursuant to the COW or the Joint Account Assets, other than, with respect to Dispositions, sales otherwise permitted by this Agreement and, with respect to Encumbrances, (i) the security in favour of RTZ Lender referred to in the RTZ Loan Agreement,
                (ii) Encumbrances in favour of the existing bank lenders to PT-FI or the lenders under any replacement or refinancing thereof, (iii) Encumbrances in favour of lenders on PT-FI Available Assets or on PT-FI's share of the Joint Account Assets or, with PT-RTZ's consent, on all of the Joint Account Assets, (iv) Encumbrances on replacements of assets under Privatisation Agreements and (v) Encumbrances on replacements of PT-FI Available Assets provided that the lenders holding Encumbrances referred to in (ii) and (iii) above shall have executed documents recognising PT-RTZ's rights to the same extent as have PT-FI's existing bank lenders in connection with this Agreement;

         7.2.6 Do and cause to be done all things necessary to preserve and keep in full force and effect its rights and authorisations with respect to the COW and the Contract Area, at all times comply with and cause to be complied with all applicable laws, the violation of which would be materially adverse to the Enterprise Operations and obtain and maintain in full force and effect all authorisations, approvals, consents, licences and exemptions with respect to the COW and the Contract Area, in each case where the failure to obtain or maintain which would be materially adverse to Enterprise Operations, promptly effect all filings, registrations and notarisations and promptly comply with all other requirements in any such case which may at any time be required with respect to or under this Agreement, the COW and Enterprise Operations, and the continued due performance of its obligations hereunder or thereunder or the validity or enforceability of this Agreement and the COW, and PT-RTZ shall provide to PT-FI all such information in relation to PT-RTZ's participation in Joint Operations as PT-FI may reasonably require and which is not otherwise available to PT-FI in order to enable PT-FI to fulfill its obligations under this Clause 7.2.6;

         7.2.7 Notify PT-RTZ immediately upon becoming aware of the actual or threatened revocation or variation of any such authorisation as is referred to in Clause 7.2.6;

         7.2.8 Without the prior written consent of PT-RTZ, not agree to any waiver or amendment of the terms of the COW which would have a material adverse effect on PT-RTZ's Participating Interest;

         7.2.9 Not take any action, including actions using the PT-FI Available Assets, which would prejudice either the institution, completion or operation of any first Approved Expansion Project as described in Clause 10.5 and any projects of Expansion thereafter or any activity of PT-FI authorised hereunder;

         7.2.10 Make available the PT-FI Available Assets and its right, title and interest in and under the COW and all authorisations issued pursuant to the COW for their use in Joint Operations on a first priority basis with respect to any PT-FI Available Assets which are not, at the time, being employed with respect to activities permitted by Clause 7.5, and on a shared basis that reflects equitably the needs of the parties with respect to other PT-FI Available Assets;

         7.2.11 Without prejudice to any other provisions of this Agreement, not take any action or permit any action to be taken which will affect materially and adversely PT-RTZ's Participating Interest but PT-FI shall not be deemed to be in breach of this Clause merely because it exercises any right contained in Clauses 6.3 and 15 of this Agreement.

     7.3        PT-RTZ Covenant

                PT-RTZ covenants and agrees with PT-FI that, without the prior written consent of PT-FI, it will not create or permit to exist any Encumbrance on or Dispose, except in the ordinary course of business, of the whole or any part of the interests assigned in the Assignment or the Joint Account Assets, or violate any applicable law if the effect thereof would be materially adverse to the Enterprise Operations provided that PT-RTZ may create Encumbrances in favour of project lenders on PT-RTZ's share of the Joint Account Assets or, with PT-FI's consent, on all of the Joint Account Assets.

     7.4        Power of Attorney

                Each of the Participants hereby appoints the other Participant its attorney in its name or otherwise to do all such things and sign or execute all such deeds or documents as may be necessary or desirable to cure any and each default by that Participant under the COW or, in the case of PT-RTZ, its assigned interest in the COW and (without limitation) to appear in the name of the appointor before any notary or other Government official in Indonesia.

     7.5        Retained PT-FI Rights

         7.5.1              Existing Operations

                7.5.1.1 Subject  to  Clause 7.5.1.2, PT-FI shall have
                      the  right, without  the  need  to  obtain  the
                      consent of PT-RTZ, to continue to carry on Mining activities with the use of the PT-FI Available Assets, including activities which, through optimisation or fine tuning of its operations and facilities, may result in treatment of ore at a rate in excess of 118,000 tonnes per day and shall have the right to use and make changes to the PT-FI Available Assets so long as such activities do not prejudice the undertaking of the first Approved Expansion Project at the current millsite, as described in Clause 10.5.

                7.5.1.2   PT-FI  will  not  undertake  any  Expansion
                      project (as opposed to optimisation or fine tuning) in Contract Area Block A other than as part of Joint Operations or take any other action which will prejudice the undertaking of the first Approved Expansion Project at the current millsite, provided that, if no project for Expansion which meets the criteria specified in, or agreed pursuant to, Clause 10.5 has been proposed by PT-RTZ to the Operating Committee before the tenth anniversary of the Effective Date, the following provisions shall apply:

                      (i)             the foregoing limitation on PT-
                           FI's  ability  to  enter into an Expansion
                           project  other  than  as   part  of  Joint
                           Operations shall no longer be applicable,

                      (ii)            PT-FI  shall  be  entitled   to
                           enter into such a project either as a Sole
                           Risk  Venture  or,  if  it  elects  at its
                           option   to   offer   PT-RTZ  a  right  of
                           participation  and  PT-RTZ   accepts  such
                           offer,  as  part  of Joint Operations,  in
                           which  latter  event,   RTZ  Lender  shall
                           remain obliged to make available  the loan
                           funds   contemplated   by   the  RTZ  Loan
                           Agreement, and

                      (iii)  except  as  set  out  in the immediately
                           preceding item (ii), PT-RTZ will not have a right to participate in any revenues from nor will it be obliged to contribute to any costs in respect of Contract Area Block A, even after the Cut-off Date, except with respect to Joint Operations Greenfield Projects and Sole Risk Ventures in Contract Area Block A in which PT-RTZ has participated.

                7.5.1.3 PT-FI shall be entitled to receive and retain
                      100% of all revenues, including Sales Revenues, from Contract Area Block A:

                     (i)             prior     to     the     Sharing
                         Commencement Date, except for any revenues from Joint Operations Greenfield Projects and Sole Risk Ventures in which PT-RTZ shall have participated, and

                     (ii) from the  Sharing  Commencement  Date until
                         the  Cut-Off  Date,  except  for Incremental
                         Expansion Revenues and any revenues from Joint Operations Greenfield Projects and Sole Risk Ventures in which PT-RTZ shall have participated.

         7.5.2 Privatisation Agreements Without prejudice and subject to the covenants on the part of PT-FI contained in Clause 7.2, PT-FI shall have the right, without the need to obtain the consent of PT-RTZ, to conduct activities in accordance with the Privatisation Agreements existing on the Effective Date or described in Schedule 1 provided that the consent of PT-RTZ shall be obtained prior to any material change in the terms thereof which results in an increase in the burdens of PT-FI thereunder, other than as described in Schedule 1. The Participants will discuss the possibility of future agreements in the nature of Privatisation Agreements on the basis of the financial requirements of the Participants. If PT-FI wishes to sell and lease back further of the PT-FI Available Assets (as part of such future agreements or otherwise) or to sell any part thereof reasonably deemed by it to be surplus to its requirements in relation to Enterprise Operations, it shall be permitted to do so provided such action does not affect materially and adversely the institution, completion or operation of any Approved Expansion Projects or the availability of the use of such assets, if required, for Joint Operations.

8. COMMITTEES

     8.1        Exploration Committees

                The Participants will, not later than thirty days after the Effective Date, establish both an Exploration Committee for Contract Area Block A and an Exploration
         Committee for Contract Area Block B, in each case to determine overall policies, objectives, procedures, methods and actions for incurring the Exploration Costs. Until the Exploration Obligation has been satisfied, each Participant may appoint two members to each of the Exploration Committees. Once the Exploration Obligation has been satisfied, PT-FI may appoint an additional member to each of the Exploration Committees. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by written notice to the other Participant.

     8.2        Operating Committee

                PT-FI shall establish an Operating Committee to, among other things:

         (i) receive reports on all operations within the Contract Area, including Joint Operations,

         (ii) design for presentation to the boards of directors of PT-FI and PT-RTZ appropriate actions respecting the Joint Operations,

         (iii) develop plans and make recommendations to the board of directors of PT-FI,

         (iv) monitor execution of plans approved by the board of directors of PT-FI, and

         (v)           subject  to   the  control  of  the  board  of
              directors of PT-FI, be involved generally in directing day-to-day operations of the business of PT-FI, but will not determine policies, objectives, procedures,  methods
              and actions for incurring Exploration Costs, which will continue to be determined by the relevant Exploration Committee. The Operating Committee will have three members, comprising the Chief Operating Officer of PT-FI as Chairman, the General Manager (Mining Operations) of PT-FI and one member appointed by PT-RTZ. Each of PT-FI and PT-RTZ may appoint one or more alternates to act in the absence of the regular member appointed by it. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by written notice to the other Committee members.

     8.3        Other Committees

                A special Tax Committee will be established to administer the provisions of Clause 16.13 of this Agreement. Other committees may be established as required on which PT-FI shall be entitled to have majority representation provided that, on any committee established in respect of a Sole Risk Programme undertaken by PT-RTZ, PT-RTZ shall be entitled to have majority representation and that PT-FI and PT-RTZ shall be entitled to have equal representation on the special Tax Committee.

     8.4        Quorum

                At any Committee meetings, a quorum will exist if a representative of each Participant is present at the meeting. If at the time a meeting is convened, a quorum is not present, the meeting may, upon notice to the parties entitled to be represented at the meeting, be adjourned to a date no sooner than twenty nor later than thirty days following such originally scheduled meeting. Those members who attend the rescheduled meeting shall be deemed to constitute a quorum and may adopt any resolutions or take any other action not inconsistent with the provisions of this Agreement.

     8.5        Decisions

                Each party entitled to be represented, acting through its appointed members, shall have a vote on a Committee. Each member of a Committee shall have one vote. With respect to the approval of an Approved Expansion Project or of Programmes and Budgets, the function of the Operating Committee will be to recommend the same for the approval of the boards of directors of, in the case of an Approved Expansion Project, PT-FI, FCX and PT-RTZ and, in the case of Programmes and Budgets, PT-FI and PT-RTZ. No project for Expansion shall be an Approved Expansion Project unless and until it has been approved by the boards of directors of PT-FI, FCX and PT-RTZ (and each project of Expansion shall be an Approved Expansion Project if and when it has been so approved) or is otherwise an Approved Expansion Project in accordance with Clause 10.3 and no Programme and Budget shall be an Approved Programme and Budget unless and until it has been approved by the boards of directors of PT-FI and PT-RTZ. Subject to the foregoing, all decisions of each Committee shall be taken by simple majority vote of members present in person or by proxy except that all decisions relating to Approved Expansion Projects, including a decision regarding a material departure from the scope or cost of any Approved Expansion Project, shall, subject to Clause 10.3, require the approval of representatives of both Participants.

     8.6        Meetings

                The Operator shall call the first meetings of the Exploration Committees within thirty days of the formation thereof. The purpose of such first meetings shall be to propose and agree the first Programme and Budget for the remainder of that Year provided that until such a first Programme and Budget has been agreed, Exploration activities will be conducted in accordance with the Exploration programme for 1995 in existence at the date of the Implementation Agreement or, if this Agreement is executed after 31 December 1995, the then existing Exploration programme of PT-FI which does not cover a period in excess of 12 months. Thereafter the Exploration Committees and the Operating Committee shall hold at least four meetings per Year, one of which shall be in December to propose the relevant Programme and Budget for the subsequent calendar year (the "Annual Budget Meeting"). The Operator shall give thirty days' notice to the Participants of each meeting. Additionally, any Participant or the Operator may call a special meeting upon fifteen days' notice to the other Participant(s) and to the Operator if the Operator is not calling the meeting. In case of emergency, reasonable notice of a special meeting shall suffice. All meetings shall be held in a mutually agreed place, failing which in New Orleans. Each notice of a meeting shall include an itemised agenda prepared by the Operator in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of the Participants. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within thirty days after the meeting. The minutes, when signed by all Participants (and no signature shall be unreasonably withheld or delayed), shall be the official record of the decisions made by a Committee and shall be binding on the Participants and on the Operator. Each of the Participants shall bear its own costs of attendance at meetings of Committees. The Operator shall be entitled to be present at all meetings of a Committee unless such Committee otherwise resolves but the Operator shall not be counted in the quorum or be entitled to vote in its capacity as Operator.

     8.7        Action Without Meeting

                In lieu of meetings, a Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing and signed by all the parties entitled to be represented at meetings of that Committee, and a member appointed by each party entitled to be represented at meetings of that Committee has a reasonable opportunity to be included in any such conference.

     8.8        Close-down

         8.8.1 If either Participant shall determine that, in its best judgment, Close-down shall occur within 11 years thereafter, it shall notify the other Participant and the Operator. Within 30 days after receipt of notice of such determination, the other Participant shall notify the first Participant whether or not it agrees with such determination. If there is a disagreement as to such determination, the Participants shall seek to achieve a mutually agreed expected date of Close-down (an "Anticipated Close-down Date"). In the absence of such an agreement, the dispute shall be referred to the firm of independent mining consultants which has most recently reviewed and confirmed the reserves in the Contract Area for Form 10-K reporting purposes, whose determination as to the Anticipated Close-down Date shall be binding on both Participants.

         8.8.2 Within 90 days after a final determination of the Anticipated Close-down Date, the Operator shall deliver to the Participants its best estimate of the anticipated Close-down Costs. In December of the Year in which such determination of the Anticipated Close-down Date shall have been finally determined, and in December of each of the nine subsequent Years, each Participant shall secure the payment of 10% of the Close-down Costs payable by such Participant (in accordance with the Financial and Accounting Procedures), by such methods as shall be determined by agreement of the Participants or, in the absence of agreement, by (i) the purchase of bonds with an investment rating of A (or the then equivalent rating) or better and (ii) the delivery of such bonds to the Trustee under the Trust Agreement or such other trustee as shall be agreed by the Participants. The proceeds of such bonds or other form of security shall be made available, as required, to pay such Close-down Costs.

         8.8.3 In the case of a Sole Risk Venture, the Participant undertaking the Sole Risk Venture shall provide for the anticipated Close-down Costs as provided in Clauses 8.8.1 and 8.8.2, unless an alternate method of funding Close-down Costs has been approved by the non-Participating Participant(s).

9. OPERATOR

     9.1        Appointment

                Except  as  provided in Clauses 9.5 and  12.2,  PT-FI
         shall be the Operator for all operations under the COW or this Agreement. The Operator shall report to the Committees.

     9.2        Powers and Duties of Operator

                Subject to the provisions of this Agreement and other agreements which the Participants have agreed to be binding with respect to all or part of Enterprise Operations, the Operator shall, in addition to those powers and duties contained elsewhere in this Agreement, have the following powers and duties which shall be discharged in accordance with each Programme and Budget:

         9.2.1 The Operator shall manage, direct and conduct Enterprise Operations.

         9.2.2 The Operator shall prepare and present to each member of the appropriate Committee proposed Programmes and Budgets in accordance with paragraph
                10.1 of the Financial and Accounting Procedures.

         9.2.3 The Operator shall make cash calls as provided in paragraph 10.3 of the Financial and Accounting Procedures and on receipt of amounts from the Participants pursuant to paragraph 10.3 of the Financial and Accounting Procedures shall make all expenditures necessary to carry out Approved Programmes and Budgets and shall promptly advise the relevant Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement. Any payments made by the Operator pursuant to this Agreement shall be for the account of the Participants and the Operator shall not be required as Operator to advance its own funds for the purposes of conducting Joint Operations.

         9.2.4 The Operator shall make distributions of cashflow as provided in this Agreement (including the Financial and Accounting Procedures) and should the Operator default in making any such distributions and the default continues for 30 days after (i) (in the absence of any dispute or, in the event of a dispute, as regards the undisputed amount) notice from any Participant of non-payment or (ii) (in the event of a dispute, as to the disputed amount) final determination of such amount as provided in the Financial and Accounting Procedures, any Participant shall have the right to declare an Allocation Event (as defined in the Trust Agreement).

         9.2.5 The Operator shall implement Approved Expansion Projects and other Expansions.

         9.2.6 The Operator shall sell on behalf of the Participants with an interest in such Products, the Products derived from Enterprise Operations on terms which shall be discussed with such Participants. In carrying out its obligations pursuant to Clause 9.2.6, the Operator shall conduct such hedging and other price protection activities as are authorised by the relevant Participant with an interest in such Products. However, the costs and benefits of such price protection activities shall be specifically allocated to and borne solely by the authorising Participant.

         9.2.7              The Operator shall:

                (a)             purchase  or  otherwise  acquire  all
                     material, supplies, equipment, water, utility and transportation services required for operations, such purchases and acquisitions to be made on such terms as the Operator shall prudently approve, taking into account all of the circumstances, including the existence of prior agreements and arrangements;

                (b)             obtain  such customary warranties and
                     guarantees as are available in connection with such purchases and acquisitions, taking into account all of the circumstances; and

                (c)             keep the Joint  Account  Assets  free
                     and clear of all Encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Joint Account Assets and those which are otherwise permitted by this Agreement, including Clause 7.2.5, or with the consent of the Participants.

         9.2.8 The Operator shall: (a) make or arrange for all payments required by the COW, leases, claims, grants, permits, licences, concessions, contracts and other agreements related to the Joint Account Assets;
                (b) pay all Taxes, assessments and like charges on Enterprise Operations and Joint Account Assets except Taxes determined or measured by a Participant's net income subject to the provisions of Clause 14 and (c) do all other acts reasonably necessary to maintain the Joint Account Assets and the COW.

         9.2.9 The Operator shall: (a) apply for all necessary permits, licences and approvals; (b) comply with applicable laws and regulations; (c) notify promptly the relevant Committee of any allegations of substantial violation thereof; and (d) prepare and file all reports or notices required for Joint Operations. The Operator shall not be in breach of this provision if a violation has occurred in spite of the Operator's good faith efforts to comply, and the Operator has in a timely manner cured or disposed of such violation.

         9.2.10             The  Operator shall prosecute and defend,
                but shall not initiate without consulting the Participants any litigation or administrative proceedings arising out of Joint Operations. The Participants shall have the right to participate, at their own expense, in such litigation or administrative proceedings.

         9.2.11 The Operator shall maintain for the account of the Participants with respect to the Joint Operations such basic insurance as it shall reasonably deem to be necessary for prudent operation (details of which it shall supply to each Participant) and, to the extent practicable, shall also make available, at the individual Participant's cost and for the individual Participant's benefit, such additional insurance, including business interruption insurance, as the individual Participants shall desire. The premium for such basic insurance will be a charge to the Participation and for such additional insurance to the Participant(s) requesting the same. No other insurance shall be provided for the benefit of the Participants. However, after consultation with the other Participant, any Participant may procure and maintain at its cost and expense such other insurance as it shall determine and such other insurance shall be solely for the benefit of the Participant procuring the same and the premium therefor shall not be a charge to the Participation. Further, such insured Participant shall indemnify the other Participants not named as insured in such additional insurance policy against any claim of the insurer by subrogation or otherwise.

         9.2.12 Except where the Operator is expressly permitted to Dispose of Joint Account Assets by the terms of this Agreement, the Operator may not Dispose of Joint Account Assets, whether by sale, assignment, abandonment or other transfer, except in the ordinary course of business or with the agreement of the Participants.

         9.2.13 The Operator shall have the right (subject to Clause 9.6) to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.

         9.2.14 The Operator shall keep and maintain all accounting and financial records in accordance with the Financial and Accounting Procedures.

         9.2.15             The   persons   employed   in  the  Joint
                Operations    will    not   be   employees   of   the
                Participation.

         9.2.16             At  all reasonable  times,  the  Operator
                shall  provide  the   relevant   Committee   or   the
                representative of any Participant, upon request, access to, and the right to inspect and copy all information acquired in Joint Operations, including, but not limited to, maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records. In addition, the Operator shall allow each Participant, at its sole risk and expense, and subject to reasonable safety regulations, to inspect the Joint Account Assets and observe Enterprise Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Enterprise Operations.

         9.2.17             The  Operator  shall  undertake all other
                activities  reasonably  necessary  to   fulfill   the
                foregoing.

                The Operator shall not be in default of its duties under this Clause 9.2 if its inability to perform results from the failure of either Participant to perform acts or to contribute amounts required of it by this Agreement, but this shall not relieve any Participant which is the Operator of any liability in its capacity as a Participant.

     9.3        No Fee

                Except as otherwise agreed or provided for in the Financial and Accounting Procedures, the Operator shall not be entitled to any fee or other compensation for acting as Operator.

     9.4        Standard of Care

                The Operator shall conduct all Enterprise Operations (including the marketing of Products) in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with applicable laws, the terms and provisions of the COW and any leases, licences, permits, contracts and other agreements pertaining to the Joint Account Assets. Without prejudice to the generality of the foregoing, the Operator shall maintain in good working order all material assets taken as a whole from time to time used in Enterprise Operations or Sole Risk Ventures. The Operator shall not be liable to any Participant for any act or omission in its capacity as Participant (insofar as such act or omission relates to conduct of operations in the Contract Area) or as Operator resulting in damage or loss except to the extent caused by or attributable to its wilful misconduct or gross negligence.

     9.5        Resignation; Deemed Offer to Resign

                The Operator may resign upon 90 days' prior notice. In addition, the Operator shall be deemed to have resigned forthwith upon an Event of Resignation, as defined below and, as provided in the Operator Replacement Agreement, PT-RTZ shall, if at the time of such Event of Resignation, PT-RTZ is not the Operator and is an indirect or direct subsidiary of RTZ, have the right to become substitute Operator in succession to PT-FI with respect to the COW. Similarly, if the Operator shall resign upon 90 days' prior notice, PT-RTZ will have the right to become Operator in succession to PT-FI with respect to the COW if PT-RTZ is not then the Operator and shall at the time be a direct or indirect subsidiary of RTZ. For the purposes of this Agreement, an Event of Resignation shall mean one of the following occurrences:

         9.5.1 an Event of Default shall have occurred under an FI Credit Document (as defined in the Trust Agreement) which gives the Operator Selection Representative a right under the Operator Replacement Agreement to cause PT-FI to resign as Operator and such Operator Selection Representative has elected to exercise such right; or

         9.5.2 the Government has given PT-FI a notice of default under Article 20 of the COW and PT-FI has not within 30 days (unless the default relates to failure to make payments pursuant to Article 12 or 13 of the COW, in which event 20 days) after receipt thereof either corrected such default or obtained the withdrawal or stay of such notice, unless the question has been submitted to arbitration, in which event it shall be an Event of Resignation if PT-FI has not corrected such default within 10 days after affirmation of such default by arbitration; or

         9.5.3 FCX and its Affiliates shall cease to own at least such number of shares of the capital stock of PT-FI as shall permit FCX and its Affiliates to elect a majority of the board of directors and of the board of commissioners of PT-FI; or

         9.5.4 any person shall, except with the consent of RTZ, acquire such number of shares of the capital stock of FCX as shall permit such person to elect a majority of the board of directors of FCX; or

         9.5.5 a general meeting of shareholders of the Operator resolves that the Operator be liquidated or the Operator suffers the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within ninety days after the making thereof or such appointment is consented to, requested by or acquiesced in by it; or

         9.5.6 the Operator commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order of relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or

         9.5.7 entry is made against the Operator of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary case commenced against the Operator under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

     9.6        Transactions With Affiliates

                If the Operator engages an Affiliate of either Participant to provide services hereunder or to perform any of the obligations of the Operator, it shall do so on terms no more favourable to the Affiliate than would be the case with an unrelated person in an arm's length transaction provided that arrangements with Affiliates consistent with the Management Services Agreement presently in existence between Freeport-McMoRan Inc. and PT-FI or between FCX and PT-FI, and substitute arrangements no more onerous to PT-FI, shall not constitute a violation of the foregoing.

10. FEASIBILITY STUDY INTO EXPANSION

     10.1 At such time (whether before or after the Effective Date) as a Participant is of the good faith and reasonable opinion that an economically viable project of Expansion or Development may be possible in any area of the Contract Area (the "Specified Area") (the "Expansion Project"), such Participant (the "Proposing Participant") may propose that a Feasibility Study be prepared to assess the economic viability of such Expansion Project. Such proposal (the "Proposal") shall be made to the Operating Committee and shall detail the information upon which the Proposing Participant has based its opinion. The Specified Area shall be defined in terms of a three-dimensional physical description.

                Within 30 days following the Operating Committee's receipt of the Proposal, the Operating Committee shall vote whether to authorise the Operator to conduct a Feasibility Study relating to such Proposal, except that, if the Proposal relates to an Expansion Project which satisfies the criteria specified in, or agreed pursuant to, Clause 10.5 and would be the first Approved Expansion Project, such approval shall be deemed to have been given. If the Operating Committee approves the Proposal, the Operator shall conduct a Feasibility Study relating thereto. If the Operating Committee does not approve the Proposal, the Proposing Participant may, at its sole risk and expense, proceed with the project as described in the Proposal as a Sole Risk Programme, to which the provisions of this Agreement relating to Sole Risk Programmes and Sole Risk Ventures shall apply.

     10.2 Upon completion of any such Feasibility Study as is referred to in Clause 10.1 (including any initiated before the Effective Date and completed after the Effective Date), the Operator will deliver a copy of the results thereof to the Operating Committee and to the boards of directors of FCX, PT-FI and PT-RTZ respectively. Within 90 days following receipt of such results or, if the Expansion Project does not involve project financing on a joint basis and is not to be financed through the proceeds of the RTZ Loan Agreement, then within such additional reasonable period of time, not exceeding six months, as shall be necessary for either Participant to receive assurance of necessary financing, the boards of directors of FCX and PT-FI, on one hand, and of PT-RTZ, on the other, shall either

         10.2.1             approve,  and  authorise the commencement
                of   construction  of,  the  Expansion   Project   in
                accordance with its terms;

         10.2.2 agree in principle that the Expansion Project be carried out as Joint Operations but disagree as to scope or related Budget; or

         10.2.3             decline to approve the Expansion Project.

     10.3 Notwithstanding any other provision of this Agreement to the contrary, for a period of ten years from the date hereof, PT-RTZ shall have the sole right (i) to propose as the subject of a Feasibility Study an Expansion Project which satisfies the criteria specified in, or agreed pursuant to, Clause 10.5 and which would be the first Approved Expansion Project and (ii) to determine that the Expansion Project which is the subject of such Feasibility Study shall be the first Approved Expansion Project, for which purpose the approval of the board of directors of PT-FI shall be deemed to have been given. Accordingly, whether or not the board of directors of PT-FI or the board of directors of FCX approve such Expansion Project, such Expansion Project shall, provided it is approved by the board of directors of PT-RTZ, be an Approved Expansion Project for all purposes of this Agreement.

     10.4 Except in relation to the Expansion Project falling within Clause 10.3 as to which the provisions of Clause 10.3 shall apply, if the boards of directors of FCX, PT-FI and PT-RTZ do not agree on the scope and Budget of an Expansion Project as mentioned in Clause 10.2.2, the matter shall be left open for an additional period of 30 days to allow for further discussion. If the boards of directors shall decline to approve the Expansion Project within such 30 day period, the board of directors of the Proposing Participant may, within a further period of 30 days thereafter by notice to the other Participant and the Operator elect, subject, in the case of PT-FI, to the limitation specified in Clause 7.5.1.2, to carry out such Expansion Project as a sole risk venture (a "Sole Risk Programme") and, unless the other Participant, within a further period of 30 days after receipt of the Proposing Participant's notice of election, elects by written notice to the Proposing Participant and the Operator to join in such Sole Risk Programme (in which case the Expansion Project shall become part of Joint Operations), the Proposing Participant shall have the right to carry out the Expansion Project as a Sole Risk Venture provided that it commences work within one year after the date of its written election to carry out such Expansion Project as a Sole Risk Venture, and provided further that, in the case of any Sole Risk Programme carried out by PT-RTZ, unless PT-RTZ has obtained the prior written consent of PT-FI, the Sole Risk Programme is not based to any significant degree on the accelerated mining of the 10-K Reserves.

     10.5 No project shall be capable of being the first Approved Expansion Project unless it is a project for Expansion which is (a) based on the aggregate of (i) the 10-K Reserves and (ii) New Reserves of not less than 400,000,000 tonnes containing an average of 0.5% copper and 0.5 grammes/tonne of gold (or the economic equivalent thereof), unless FCX and PT-RTZ shall agree that a smaller reserve would suffice and
         (b) designed to result in the treatment of ore mined from the aggregate resources in Contract Area Block A (being both the 10-K Reserves and the above-mentioned New Reserves) at an aggregate rate in excess of 118,000 tonnes per day. In this Clause 10.5, "New Reserves" means proved and probable ore reserves situated in Contract Area Block A which are additional to the 10-K Reserves.

11. GREENFIELD PROJECTS AND LATER EXPANSION PROJECTS

     11.1 The Participants will plan together, in accordance with the procedures set out in Clause 10, the Development of any new Greenfield Project in Contract Area Block A or Contract Area Block B, and any project of Expansion which is to be funded wholly without the use of the proceeds of the RTZ Loan and the related direct investment by PT-RTZ. The procedures outlined in Clause 10 and the Financial and Accounting Procedures will be applicable.

     11.2 If any project referred to in Clause 11.1 is to be developed as part of Joint Operations, the financing of such project, insofar as it is not to be funded by way of the RTZ Loan and the related direct investment by PT-RTZ, will be either on a joint basis, in which event the financing costs will be part of the Operating Costs for purposes of the Financial and Accounting Procedures, or on an individual basis, in which event each Participant will be solely liable for its financing costs but will be entitled to determine the form which such financing will take, including, if such Participant so desires, sale and leaseback transactions so long as such transactions relate solely to such Participant's interest in the Joint Account Assets and do not prejudice or unduly interfere with the carrying on of Enterprise Operations or previously established Sole Risk Ventures. The costs and benefits of any such project carried on as part of Joint Operations will, subject to the above provisions of this Clause 11.2 and Clause 6.1 and the Financial and Accounting Procedures, be borne by the Participants in proportion to their respective Participating Interests in Contract Area Block A or Contract Area Block B, as the case may be.

     11.3 If, pursuant to the procedures set out in Clause 10, any project referred to in Clause 11.1 is not to be developed as part of Joint Operations, either Participant may treat the project as a Sole Risk Venture under the provisions of Clauses 10 and 12.

12. SOLE RISK

     12.1 If a Proposing Participant shall proceed with a Sole Risk Programme and unless otherwise agreed by the Participants, for so long as the Sole Risk Programme continues or the Proposing Participant continues to conduct operations on its own account in the Specified Area:

         12.1.1 the Specified Area shall not be eligible for Joint Operations and the Proposing Participant shall have the exclusive right to carry out the Sole Risk Programme and any subsequent work programmes as it may think fit in the Specified Area at its sole risk and cost and the other Participant shall, to the extent necessary and so far as it is able and without prejudice to the existing Enterprise Operations, provide full rights of ingress, egress and regress to, from and over the Specified Area and the remainder of the Contract Area so that the Proposing Participant may exercise such right. Without prejudice to the generality of the foregoing, to the extent that the Sole Risk Venture requires the use of PT-FI Available Assets PT-FI support services or Joint Account Assets, and the use of these assets and support services does not prejudice then or later the conduct of Enterprise Operations, each of PT-FI and PT-RTZ (as appropriate) will make available and charge  to the  Sole  Risk  Venture  the  direct  and
                allocable   costs   of   providing  such  assets  and
                services;

         12.1.2 the Participant which is not the Proposing Participant shall cease to have any rights to the production of Minerals or proceeds therefrom from operations in the Specified Area provided that the rights of the Proposing Participant will relate solely to the obtaining of exclusive rights to the proved and probable reserves in the three-dimensional physical area of the Specified Area, as described in the Feasibility Study with respect to the project in question, to the extent such reserves constitute the basis for the project, as presented to the Participants pursuant to Clause 10, but will not thereby obtain rights with respect to any other reserves. Any further Expansion within the Specified Area, but not constituting part of the Sole Risk Programme, will be subject to the procedure provided in Clause 11 for approval of Programmes, but with protections afforded to the holder of the Sole Risk Programme which are comparable to those afforded PT-FI with respect to the 10-K Reserves and the related PT-FI Available Assets.

     12.2 All Sole Risk Programmes shall be conducted by the Operator appointed under this Agreement, unless it declines to act as operator with respect thereto, in which event the operator with respect thereto shall be the person designated as operator by the Participant for whose account the Sole Risk Venture is being conducted, subject to the reasonable approval of PT-FI. The Operator or other operator shall have, with respect to the Sole Risk Venture, the same powers, rights and obligations as are applicable to the Operator's activities with respect to Enterprise Operations. In the event of any conflict between the conduct of Enterprise Operations and a Sole Risk Programme, the Operator shall give priority to Enterprise Operations.

     12.3 Should the Operator conduct a Sole Risk Programme on behalf of a Participant which is not also the Operator, the charges provided for in the Financial and Accounting Procedures with respect to such Sole Risk Programme shall be payable or repayable to the Operator upon demand. The Operator shall be authorised to establish such procedures as are reasonably necessary to obtain such payments from revenues otherwise payable to such Participant or to issue cash calls with respect thereto to such Participant.

     12.4 Should the board of directors of any Participant determine, in any Year, not to participate in the proposed Exploration Programme for such Year as recommended by the Exploration Committee, or if no Programme is recommended by the Committee, the board of directors of either Participant may elect, upon 30 days' notice after having submitted a proposed Exploration Programme to the other Participant, to carry out such Programme as a Sole Risk Venture, unless within such period the other Participant elects to join in such Programme. If no such election by the other Participant is made,

         (a) if the proposed Programme is in Contract Area Block B, the declining Participant shall not be entitled to participate in that or any subsequent Exploration Programmes or in any subsequent Development Projects in Contract Area Block B other than any Development Projects already begun or pursuant to Exploration Programmes and subsequent Development Projects based on Feasibility Studies which have theretofore been approved, and

         (b) if the proposed Programme is in Contract Area Block A, the absence of any such election by the other Participant shall not affect that other Participant's rights to participate in any subsequent Exploration Programmes or in any subsequent Development Projects except that if the Participant which carries out the Programme as a Sole Risk Programme subsequently puts forward a proposal for Development based on such Sole Risk Programme, the other Participant shall not, in reaching a decision whether or not to participate in such Development Project, be entitled to see or use any data relating to such Exploration Sole Risk Programme.

13. PROGRAMMES AND BUDGETS

Joint Operations shall be conducted, expenses  shall  be incurred and
     Joint Account Assets shall be acquired pursuant only to Approved Programmes and Budgets. The Financial and Accounting Procedures contains, among other things, provisions concerning the preparation, review and approval of Programmes and Budgets.

14. TAXATION IN INDONESIA

It is the intention of the Participants that each of the Participants should be liable for Indonesian Taxes on income separately according to its participation in Joint Operations and any of its Sole Risk Ventures (and with respect to PT-FI, its interest in the 10-K Reserves and the other Enterprise Operations). Each Participant shall be directly responsible for and shall directly pay all such Taxes applicable to such Participant in Indonesia.

Each  Participant  shall  individually   and   timely  file  its  own
     Indonesian Tax returns with the relevant authorities and independently file pertinent claims and recover Tax credits to the extent permitted by applicable law. Each Participant shall provide to the other promptly all such information reasonably requested by the other to enable such other to comply with its obligations under this Clause 14.

Failure by a Participant to make any payment of Indonesian Income Tax which is due and payable by the Participant and which would result in a default under the COW shall entitle the Operator after 3 business days' notice to the Participant to make the required payment on behalf of the Participant and withhold such amount from sums otherwise due to such Participant under this Agreement.

15. TRANSFER OF PARTICIPATING INTERESTS

     15.1 General

                Subject to the provisions of this Clause 15, a Participant shall have the right to transfer, grant, assign, and otherwise commit or dispose (all such rights to be referred to as "transfer" in this Clause 15) to any third party all or any part of its Participating Interest.

     15.2 Limitations on Free Transferability

                The transfer right of a Participant in Clause 15.1 shall be subject to the following terms and conditions:

         15.2.1 no transferee (other than a transferee taking the Participating Interest or part thereof for the purpose of securing the payment or repayment of any indebtedness, or enforcement thereof, or the taking of title by a party secured thereby or an Affiliate (including any representative thereof and the Trustee acting on its behalf under the Restated Trust Agreement), and prior to the assumption of the position of a Participant in substitution for a Participant under the Participation Agreement) of all or part of its Participating Interest shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participants notice of the transfer, and the transferee (other than a transferee as aforesaid), as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Participant;

         15.2.2 no transfer permitted by this Clause 15 shall relieve the transferring Participant of its share of any Liability, whether accruing before or after such transfer, which arises out of Joint Operations conducted after the Effective Date and prior to such transfer;

         15.2.3 the transferring Participant and (unless the transferee is taking the Participating Interest or part thereof by way of security) the transferee shall indemnify the other Participant against all adverse tax consequences of the transfer;

         15.2.4 no transfer shall be made of less than a 10% Participating Interest (unless it is the balance of the transferor's Participating Interest) and no such transfer shall result in the transferring Participant retaining less than a 10% Participating Interest provided that a Participant will be entitled, in connection with the financing of a Sole Risk Programme or an Approved Programme and Budget, subject to the other sub-clauses of this Clause 15.2, to transfer a partial interest of less than a 10% Participating Interest, or a partial interest that relates only to a specific geographic area, so long as such transfer and such financing do not materially and adversely affect any Joint Operations;

         15.2.5 no transfer shall be made to a person which is bankrupt, insolvent, liable to be wound up, which is not of good financial standing or which is otherwise objectionable on reasonable grounds from the viewpoint of the interests of the Participation;

         15.2.6 subject to Clause 15.4.4, such transfer shall be subject to a first offer right in favour of the other Participant as provided in Clause 15.3;

         15.2.7 such transfer shall in no case affect the rights of the non-transferring Participant under the COW;

         15.2.8 such transfer shall include the right to receive revenues from Enterprise Operations to the extent enjoyed by the transferor, but shall not include the right to participate in any Committees described in Clause 8 of this Agreement or in Clause 2 of the Implementation Agreement or to be an Operator as described in Clause 9 of this Agreement, unless the non-transferring Participants consent to the transfer of the right in question, which consent may be withheld for any reason; and

         15.2.9             such  transfer  shall be subject to prior
                Government approval.

  In addition, until the RTZ Loan has been repaid in full, no transferee of the whole or any part of PT-FI's Participating Interest in Incremental Expansion Cashflow (together with PT-FI's related rights under the COW and agreements for the sale of Products derived from Joint Operations) shall have the rights of a Participant unless and until it has committed in writing to be bound by the repayment provisions of the RTZ Loan Agreement and acknowledged and consented to the Intercreditor Agreement (as defined in the RTZ Loan Agreement).

     15.3 First Offer Right

                Except as otherwise provided in Clause 15.4, if a Participant desires to transfer all or any part of its Participating Interest, including an interest therein that relates only to a specific geographic area, it shall first offer to sell such part to the other Participant on terms to be agreed. The Participants shall thereupon use all reasonable endeavours to agree the terms of the sale. If despite using all such reasonable endeavours, the Participants fail to agree on the terms of the sale within a period of 60 days after the date of the offer referred to in this Clause 15.3, the Participant desiring to sell shall have the right for the period of 180 days following the expiry of such 60 day period to sell such part of its Participating Interest to a third party. If the Participant desiring to sell shall fail to consummate such a sale to any third party within 180 days after such Participant shall become entitled hereunder to sell to such third party, no sale or transfer may thereafter be made by such Participant without again complying with the provisions of this Clause 15.3.

     15.4 Exceptions to First Offer Right

                Clause   15.3   shall  not  apply  to  the  following
         transfers:

         15.4.1 transfer by a Participant of all or any part of its interest in this Agreement or any Participating Interest to an Affiliate;

         15.4.2             corporate     merger,      consolidation,
                amalgamation or reorganisation of a Participant for the purposes of a financial reconstruction;

         15.4.3 transfers among Participants which are expressly required or permitted by the provisions of this Agreement;

         15.4.4             transfers   by  way  of  security  or  an
                enforcement or foreclosure thereof or the taking of title by a secured party or an Affiliate (including any representative thereof and the Trustee acting on its behalf under the Restated Trust Agreement) but not a subsequent transferee.

16. GENERAL PROVISIONS

     16.1 Notices

                All notices, payments and other required communications hereunder ("Notice") between the parties shall be in writing and shall be addressed, respectively, as follows: All Notices shall be given (a) by personal delivery to each of the other parties, or (b) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery and (ii) if by electronic communication on the date of receipt of the electronic communication. A party may change its address from time to time by Notice to the other parties.

         If to PT-FI:           P. T. Freeport Indonesia Company
                                1615 Poydras Street
                                New Orleans, LA  70161
                                Attention:  Treasurer
                       Tel.: (504) 582-4628
                                Fax: (504) 582-4511


         If to PT-RTZ:          P.T. RTZ-CRA Indonesia
                                14th floor, World Trade Centre
                                Jalan Jend. Sudirman Kav. 29-31
                       Jakarta 12920
                     Indonesia
                     Tel:  (6221) 521 1752
                     Fax: (6221) 521 1760

                     Attention:  President Director

       with a copy to: The RTZ Corporation PLC
                     6 St. James's Square
                     London SW1Y 4LD
                     England
                     Tel:  0171 930 2399
                     Fax: 0171 930 3249

                     Attention:  The Secretary


     16.2 Waiver

                The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the party's right thereafter to enforce any provision or exercise any right.

     16.3 Modification

                No modification or amendment of this Agreement shall be valid unless made in writing and duly signed by all the parties. If, in the event of experience gained through the operation of this Agreement, the parties agree that application of any of its provisions results in a material inequity to (a) party(ies), then the parties agree that they will meet to discuss possible changes in such provision(s) proposed by one or more parties as a means of obviating such inequity.

     16.4 Force Majeure

         16.4.1 The obligations of the Operator and of a Participant, other than the payment of money provided hereunder, shall be suspended and any period of time mentioned in this Agreement shall be extended to the extent and for the period that performance or the ability of the Operator or (as the case may be) one or both of the Participants to exercise rights or carry out obligations or otherwise act as permitted by or in accordance with this Agreement is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private exploration or exploitation, right, licence, permit or concession; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts supplies, services or equipment or by contractors or sub-contractors'
                shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery or facilities; or any other cause, whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension, the obligations of the Participants to advance funds pursuant to paragraph 10.3 of the Financial and Accounting Procedures shall be reduced to levels consistent with the Joint Operations which are capable of being carried on in the circumstances.

         16.4.2 Should any of the causes referred to in Clause 16.4.1 result in the actual production of Products from Enterprise Operations (other than Greenfield Projects) in Contract Area Block A in any Year (the "Actual Production") falling short of the planned production of such Products for the Year as shown in the then current programme and budget (which, in the case of Joint Operations, shall be the Approved Programme and Budget) for that Year (the "Planned Production"), the Product Schedule shall be amended as follows:

                (i)             The scheduled production of Products
                     for the Year in question as shown in the Product Schedule shall be reduced in accordance with the following formula:

                D =             A x C,
                                    B

                                where  D  is  the  revised  scheduled
                     production for the Year in question, A is the Actual Production, B is the Planned Production and C is the scheduled production of Products for that Year as shown in the Product Schedule prior to the occurrence of the cause and the production which is D shall be substituted in the Product Schedule as the scheduled production of Products for the Year in question.

                (ii)            The shortfall in production being C -
                      D (as defined in (i)  above)  shall be added to
                     the final Year of production as shown by the Product Schedule prior to the occurrence of the cause or causes. If, in the final Year, the scheduled production as so revised would exceed the production which would result from a daily rate of 118,000 tonnes per day, the excess shall be carried forward to the subsequent Year (and the Cut-off Date shall be extended accordingly) and appropriate adjustments made to the production of recovered metal for that Year.

     16.5 Governing Law

         16.5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16.5.2 Each of the parties irrevocably agrees that any suit, action or proceedings (together in this Clause 16.5 referred to as "Proceedings") arising out of or in connection with this Agreement shall be brought in any United States Federal or New York State court sitting in the borough of Manhattan, City of New York and, except for the purposes of or Proceedings regarding enforcement, which may take place in any relevant jurisdiction, submits to the exclusive jurisdiction of the courts in such borough.

         16.5.3 Each of the parties irrevocably waives any objection which it may have now or hereafter to the laying of venue of any Proceedings in any such court as is referred to in this Clause 16.5 and any claim that any such Proceedings have been brought in an inconvenient forum. Each of the parties hereby to the fullest extent permitted by law waives any right it may have to have any Proceedings take the form of a trial by jury.

         16.5.4 Each of the parties hereby irrevocably designates, appoints and empowers, in the case of the United States Federal Courts in New York and the New York State courts, CT Corporation System, having offices at the date hereof at 1633 Broadway, New York, N.Y. 10019, U.S.A. to receive, for and on behalf of itself, service of process in such jurisdictions in any legal action or proceedings with respect to this Agreement or any judgment in connection herewith and agrees that failure by such process agent to give notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon.

     16.6 Penalties

                It is agreed between the parties that, while the percentage and rate set out in Clause 6.3.2.3 and paragraph
         10.3.3 of the Financial and Accounting Procedures are considered fair and reasonable and a genuine pre-estimate of the loss to the non-Defaulting Participants, if it should be found that either of such percentage and rate be unenforceable as going beyond what is fair and reasonable or a genuine pre-estimate in the circumstances and if by substituting a different percentage or rate for the percentage or rate set out in Clause 6.3.2.3 or paragraph
         10.3.3 of the Financial and Accounting Procedures it would be enforceable, then there shall be substituted such next high percentage or rate as shall render Clause 6.3.2.3 or paragraph 10.3.3 of the Financial and Accounting Procedures valid and enforceable.

     16.7 Rule Against Perpetuities

                Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one years less one day after the death of the last known descendent of Queen Victoria alive on the Effective Date.

     16.8 Further Assurances

                Each of the Participants agrees that it shall take from time to time such actions and sign or execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     16.9 Confidentiality and Public Statements

                Except as otherwise provided in this Clause 16.9, the terms and conditions of this Agreement, and all data, reports, records and other information of any kind whatsoever developed or acquired by any Participant in connection with this Participation, shall be treated by the Participants as confidential (hereinafter called "Confidential Information"), and no Participant shall reveal or otherwise disclose such Confidential Information to third parties without the prior written consent of the other Participant(s). The foregoing restrictions shall not apply to the disclosure of Confidential Information (i) pursuant to the terms of the COW or the request of the Government, the laws, rules and regulations administered by the Securities & Exchange Commission or the rules of any stock or securities exchange on which the shares or stock of either of the Participants or any of its Affiliates may from time to time be listed or (ii) to any Affiliate, to any public or private financing agency or institution, to any contractors or subcontractors which the Participants may engage and to employees and consultants of the Participants or to any third party to which a Participant contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its Participating Interest pursuant to Clause 15; provided that, in any such case under this (ii), only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed, and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Clause 16.9. In addition, (a) the foregoing restrictions shall not apply to Confidential Information which otherwise comes into the public domain and (b) notwithstanding anything to the contrary in this Clause 16.9, each Participant is permitted to use and disclose data arising from the Participation in its annual audited financial statements and notes thereto.

                In the event that a Participant is required to disclose Confidential Information to any government and appropriate agencies and departments thereof, to the extent required by law or in response to a legitimate request for such Confidential Information, the Participant so required shall immediately and prior to any disclosure notify the other Participants hereto of such requirement and the terms thereof prior to such submission.

                The provisions of this Clause 16.9 shall apply during the term of this Agreement and shall continue to apply to any Participant which forfeits, surrenders, assigns, transfers or otherwise disposes of its Participating Interest for one year following the date of such occurrence.

                Except as may be required by applicable  law  or  any
         listing agreement with any national securities exchange or the rules of any stock exchange on which the shares or stock of either of the Participants or any of its Affiliates may from time to time be listed, no party to this Agreement shall issue any press release or make any public announcement or public disclosure with regard to the Participation or its financial performance or condition, including Confidential and non-Confidential Information, unless either (i) a draft of the proposed press release has been provided to the other party hereto at least twenty-four hours prior to its proposed release in order to permit such party to comment thereon or (ii) such press release or other public statement contains factual information (or discussion or analysis of or comment based upon such factual information) previously provided to such party by the other party provided that neither will present projections or forward-looking information that is attributed to the other party or any of its Affiliates without the prior written consent of the other party.

     16.10 Entire Agreement; Successors and Assigns

                This Agreement, together with the Implementation Agreement and the other documents referred to therein and the Early Closing Agreement and the other documents referred to therein, contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

     16.11 Severability

                If part of this Agreement is rendered illegal, invalid or unenforceable under applicable law, the remaining clauses of this Agreement shall continue in force.

     16.12 Indonesian Law Waiver

                Each of the Participants waives those  provisions  of
         Article 1266 of the Civil Code of the Republic of Indonesia (if and to the extent that, notwithstanding Clause 16.5, that Article is applicable to this Agreement) which would otherwise require the order of a court as a precondition to termination of this Agreement.

     16.13 Tax Covenant

                In recognition of the fact that the Participants and the transactions contemplated by this Agreement may be affected adversely over the life of the Chargeable Operations, by the interaction of the laws relating to Taxes under multiple taxing jurisdictions, the Participants agree that they will cooperate with a view to minimizing the adverse tax impact of the various jurisdictions on the Participants to the extent such can be accomplished without material adverse affect on the conduct of the Chargeable Operations and the other Participant. The Participants will consult and work together to ensure that neither party takes any action which prejudices the Tax position of the other. The Participants hereby agree that each will endeavour to make such adjustments in the way in which Chargeable Operations are conducted, or in the terms of this Agreement, or in their other relationships, as may be reasonably requested by the other Participant to avoid or minimize any adverse tax impact on such Participant while taking into account any adverse tax or operational impact on Chargeable Operations and on the other Participant.

                      (Signature pages follow)


IN WITNESS WHEREOF the authorised representatives of the parties hereto have signed this Agreement as of the date first above written.


P.T. FREEPORT INDONESIA COMPANY


By: /s/ R. Foster Duncan
     _____________________________
Name: R. Foster Duncan
Title: Treasurer


P.T. RTZ-CRA INDONESIA


By: /s/ Sandra Walker
     _____________________________
Name: Sandra Walker
Title: Attorney-In-Fact

 In anticipation of the completion of formation of P.T. RTZ-CRA Indonesia under the laws of the Republic of Indonesia, this Agreement is also executed by RTZ Jersey Investments One Limited and RTZ Jersey Nominees Limited, jointly and severally, the founding shareholders.

RTZ JERSEY INVESTMENTS ONE LIMITED


 By:  /s/ Sandra Walker
      ________________________________
 Name: Sandra Walker
 Title: Attorney-In-Fact


RTZ JERSEY NOMINEES LIMITED

 By:  /s/ Sandra Walker
      ________________________________
 Name: Sandra Walker
 Title: Attorney-In-Fact


                             SCHEDULE 1
                      Privatisation Agreements

1. Joint Venture Agreement dated as of March 11, 1993 between P.T. ALatieF Nusakarya Corporation ("ANC") and PT-FI (the "ALatief J.V. Agreement").

The ALatief J.V. Agreement provides for the sale and purchase of US$270 million of infrastructure assets consisting primarily of warehouses, a hotel, housing (single and multi-family and dormitories), and food service, medical, retail and recreational facilities.

Master Services Agreement,  dated  December  15, 1993 between Alatief
     Freeport Infrastructure Corporation ("AFIC") and PT-FI regarding the operation and management of certain non-mining infrastructure assets for the benefit of PT-FI, as amended April 15, 1994 and April 19, 1994.

Master Services Agreement,  dated  August  11, 1994, between AFIC and
     PT-FI regarding the operation and management of certain non-mining infrastructure assets for the benefit of PT-FI.

Master Services  Agreement,  dated  August  11,  1994 between Alatief
     Freeport Hotel Corporation ("AFHC") and PT-FI regarding the provision of hotel management services for the Sheraton Inn at Timika.

Management Contract, dated October 28, 1993 between  PT-FI  and Indo-
     Pacific Sheraton Limited regarding the management of the Sheraton Inn at Timika which was assigned by Indo-Pacific Sheraton Limited to Sheraton Overseas Management Corporation on October 28, 1993. By Assignment, dated August 11, 1994 PT-FI assigned its rights and obligations under such Contract and other hotel privatisation agreements to AFHC.

As of February 1996, transactions involving the sale of approximately
     US$198 million of infrastructure assets have been closed with P.T. ALatief Freeport Infrastructure Company ("AFIC") purchasing approximately US$156 million and P.T. ALatief Freeport Hotel Company ("AFHC") purchasing US$42 million. AFIC and AFHC are each owned 2/3rds by ANC and 1/3rd by PT-FI.

ANC and PT-FI are  currently  discussing  amending  the  ALatief J.V.
     Agreement to add additional infrastructure assets, thereby increasing the total amount of the infrastructure sales provided for in the ALatief J.V. Agreement to approximately US$350-450 million, and to restructure financing for the transaction on more favourable terms.

2. Asset Purchase Agreement dated as of December 26, 1994 between P.T. Puncakjaya Power ("PTPJP") and PT-FI (the "Asset Purchase Agreement").

The Asset Purchase Agreement provides for the sale and purchase of US$215 million of infrastructure assets consisting primarily of electric power generation and transmission facilities. The final closing under the Asset Purchase Agreement occurred in December 1995.

Power Sales Agreement, dated as of December  27,  1994  between  P.T.
     Puncakjaya Power ("Seller") and P.T. Freeport Indonesia Company ("Buyer") providing for Seller to make available, sell and deliver to Buyer and to certain designees of Buyer, and for Buyer to purchase from Seller, certain electric capacity and electricity.

Operation,  Maintenance and Management Agreement, dated and effective as of January 30, 1995, between P.T. Puncakjaya Power ("Owner") and P.T. Nusantara Power Services ("Operator") providing for Operator to furnish certain services to Owner on a cost reimburable basis for the operation, maintenance and management of the Mill Site Facility, the Timika Facility, the New Town Facility, the Milepost 38/39 Facility and the Port Site Facility.

3. Purchase and Sale Agreement dated as of March 22, 1995 between ANC, P&O Singapore Pte. Ltd., P.T. ALatief P&O Port Development Company and PT-FI (the "Purchase and Sale Agreement").

Master Services  Agreement, dated March 22, 1995 between P.T. Alatief
     P & O Port Development Company ("PTAPPDC") and PT-FI regarding the operation and management of the port, marine and logistics assets by PTAPPDC for the benefit of PT-FI.

The Purchase and Sale Agreement provides for the purchase and sale of US$100 million of infrastructure assets consisting primarily of tugboats, motorised barges, wharfs and warehouses, cranes and other cargo handling equipment, concentrate drying equipment, heavy trucks and maintenance facilities. This transaction was closed on March 22, 1995.

4. Joint Venture Agreement dated as of March 18, 1994 among P.T. Airfast Indonesia, P.T. Giga Haksa and PT-FI (the "Aviation J.V. Agreement").

The Aviation J.V. Agreement provides for the sale and purchase of approximately US$48 million of infrastructure assets consisting primarily of aircraft and helicopters, spare parts and aviation support facilities. This transaction was closed in 1995.

5. PT-FI is currently negotiating with an Indonesian company concerning the sale and purchase of infrastructure assets constituting essentially all of PT-FI's potable water treatment and distribution facilities and sewerage treatment and collection facilities. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1996 or 1997.

6. PT-FI is currently negotiating with an Indonesian company concerning the sale and purchase of infrastructure assets constituting essentially all of PT-FI's solid waste treatment, storage and disposal facilities. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1996 or 1997.

7. PT-FI is currently negotiating with certain Indonesian companies concerning the sale and purchase of infrastructure assets constituting a steel fabrication shop and industrial gases plant. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1996 or 1997.

8. PT-FI has formed a service company named P.T. Mining Services International Company ("MSIC"). It is expected that in 1996 MSIC will enter into agreements for the provision of certain mining related services to PT-FI, PT-IRJA, other related companies, and potentially third parties. It is not anticipated that any significant amount of assets will be transferred to the MSIC, although PT-FI personnel may be transferred to MSIC.

9. PT-FI is currently negotiating with an Indonesian company concerning the sale and purchase of its existing and proposed new beef production and processing facilities and its proposed new poultry and egg production and processing facilities. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1996 or 1997.

10. PT-FI is currently negotiating with various persons concerning the sale and purchase of its existing and proposed single and multi-family housing facilities and certain existing and proposed retail and commercial facilities located at Kuala Kencana. PT-FI expects to enter into a series of agreements resulting in the closing of sales of such assets in 1996 through 2000.




                             SCHEDULE 2
                Deed of Assignment of Interest in COW

                       ASSIGNMENT OF INTEREST

THIS AGREEMENT is made the 11th day of October, 1996 between P.T. Freeport Indonesia Company, a corporation organised and existing under the laws of Indonesia (hereinafter referred to as the "Assignor") and P.T. RTZ-CRA INDONESIA, a company in formation under the laws of the Republic of Indonesia (hereinafter referred to as the "Assignee").

WHEREAS, the Assignor has a 100% undivided ownership interest in and to the Contract of Work made 30 December 1991 between the Minister of Mines and Energy of the Republic of Indonesia, acting for and on behalf of the Government of the Republic of Indonesia, and the Assignor (hereinafter referred to as the "Contract of Work");

AND WHEREAS, under the terms of the Contract of Work the Assignor is now conducting certain development, mining and processing activities in the Contract Area Block A (as defined in the Contract of Work) and is implementing a plan for expansion of the capacity of its facilities for treatment of ore mined from Contract Area Block A to a design rate of 118,000 metric tonnes per day (hereinafter, together with all assets and rights reserved to PT-FI pursuant to the terms of the Participation Agreement (including Clause 7.5.1.3 thereof), referred to as the "Existing Project");

AND WHEREAS under the terms of a Participation Agreement made October 11, 1996, between the Assignor and the Assignee (hereinafter called the "Participation Agreement") the Assignee is entitled at this time to an assignment of a 40% undivided ownership interest in and to the Contract of Work excluding the Existing Project, subject to adjustment from time to time as set out in the Participation Agreement.

NOW, THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the Parties hereto agree as follows:

1. The Assignor does hereby assign, set over, transfer and convey unto the Assignee a 40% undivided ownership interest in and to the Contract of Work and all benefit and advantage derived or to be derived therefrom (excluding the Existing Project), subject to adjustment from time to time, as set out in the Participation Agreement (hereinafter called the "Assigned Interest"), to have and to hold the same unto the Assignee on the terms, conditions and obligations contained in the Contract of Work insofar as they relate to the Assigned Interest. This Assignment is subject  to  all  terms  and  conditions  of  the  Participation
     Agreement.

2. The Assignee hereby accepts the assignment of the Assigned Interest and covenants and agrees that it shall, at all times hereafter be bound by, observe and perform all of the provisions of the Contract of Work to be observed and performed by the Assignor, insofar as they relate to the Assigned Interest, to the same extent as if the Assignee had been a party thereto in the place and stead of the Assignor in respect of the Assigned Interest.

3. The Assignor shall remain responsible to the Government of the Republic of Indonesia for the conduct of all operations under the Contract of Work and for all communications with the Government of the Republic of Indonesia under the Contract of Work on behalf of itself and the Assignee.

4. The undivided ownership interest in and to the Contract of Work as at the Effective Date after giving effect to the assignment of the Assigned Interest and subject to the rights and obligations of the parties in relation to the Existing Project as set out in the Participation Agreement shall be as follows:

     (i)        P.T. Freeport Indonesia Company 60%

     (ii) P.T. RTZ-CRA Indonesia 40%

5. Each of the Assignor and the Assignee covenants and agrees with the other of them that at the request of the other it will execute such further assurances and do all such further acts as may reasonably required for the purpose of vesting the Assigned Interest in the Assignee.

6.     The address of the Assignee for notices shall be:

         14th floor, World Trade Centre
         Jalan Jend. Sudirman Kav. 29-31
         Jakarta 12920
         Indonesia

7. This Assignment shall enure to the benefit of and be binding on the Parties hereto and their respective successors and assigns.

                         (Signature page follows)




IN WITNESS WHEREOF the authorised representatives of the parties hereto have signed this Agreement as of the date first above written.



P.T. FREEPORT INDONESIA COMPANY


By:
    _____________________________
Name:
Title:



P.T. RTZ-CRA INDONESIA


By:  _____________________________
Name: Michael A. Noakes
Title: President Director

 In anticipation of the completion of formation of P.T. RTZ-CRA Indonesia under the laws of the Republic of Indonesia, this assignment is also executed by RTZ Jersey Investments One Limited and RTZ Jersey Nominees Limited, jointly and severally, the founding shareholders.

RTZ JERSEY INVESTMENTS ONE LIMITED



 By: ________________________________
 Name:
 Title:

RTZ JERSEY NOMINEES LIMITED


 By: ________________________________
 Name:
 Title:



                             SCHEDULE 3
            Exceptions to  Representations and Warranties

A.   PT-FI
     4.2.3

     1. Tom Beanal v. Freeport-McMoRan Inc. and Freeport-McMoRan Copper & Gold Inc., Civ. No. 96-1474 (E.D. La. filed Apr. 29,
     1996) and Yosefa Alomang v. Freeport-McMoRan Inc. and Freeport-McMoRan Copper & Gold Inc., Civ. No. 96-9962 (Orleans Civ. Dist.
     Ct. La. filed June 19, 1996) and Civ. No. 96-2139 (E.D. La. removed June 24, 1996).

         In both actions, the plaintiffs allege substantially identical environmental, human rights and social/cultural violations in Indonesia. Tom Beanal seeks $6 billion in monetary damages and other equitable relief and Yosefa Alomang seeks unspecified monetary damages and other equitable relief. FCX denies the allegations, which have been refuted by a series of independent examinations of the Indonesian mining operations of PT-FI. FCX believes that the actions are baseless and will vigorously defend such actions.

     4.2.9 and 4.2.10

     1. Assignment of the Contract of Work pursuant to the Trust Agreement dated as of May 15, 1970, as amended and restated, between PT-FI and First Trust, National Association (successor to Morgan Guaranty Trust Company of New York).

     2. Assignment to Privatisation counterparties specified in Schedule 1 of rights to use, occupy and construct facilities on certain parcels of land on which infrastructure assets are situated which have been sold by PT-FI to such entities, and rights to pass over other land as reasonably necessary to gain ingress and egress to such parcels.

B.     PT-RTZ

     4.1.1, 4.1.2 and 4.1.3

     1. Qualified, in the case of PT-RTZ, as to its status as being in formation.



                              ANNEX A
                          Product Schedule

                   Recovered Metal in Concentrate
    Year        Cu (mil.    Au (000 oz.)  Ag (000 oz.)
                  lbs)
    1995         1,029         1,318         2,872
    1996         1,085         1,379         2,828
    1997         1,140         1,791         2,969
    1998         1,033         1,365         3,275
    1999         1,165         1,503         3,822
    2000         1,069         1,262         4,103
    2001         1,132         1,397         3,943
    2002         1,090         1,375         3,795
    2003         1,082         1,610         4,045
    2004         1,052         1,657         3,703
    2005         1,082         1,695         3,730
    2006         1,099         1,653         3,934
    2007         1,099         1,631         4,045
    2008         1,110         1,614         4,158
    2009         1,107         1,589         4,203
    2010         1,099         1,567         4,296
    2011         1,049         1,269         4,138
    2012         1,035         1,283         4,010
    2013         1,066         1,471         4,268
    2014         1,066         1,461         4,277
    2015         1,057         1,493         4,156
    2016         1,044         1,529         3,768
    2017         1,008         1,589         3,359
    2018         1,008         1,589         3,359
    2019         1,024         1,589         3,396
    2020         1,027         1,593         3,405
    2021           219           344           716
   TOTAL        28,076        39,616        98,573





                                            ANNEX B
                 Financial and Accounting Procedures

1.     Accounting Definitions

Terms which are not defined in this Annex shall have the meaning ascribed to them in the Agreement of which this Annex B is a part.

     1.1        Definitions  Applicable  to Contract Area Block A and
         Contract Area Block B

         A.                 "AFE"   means   an    authorisation   for
                expenditures in relation to a capital expenditure project.

         B. "Capital Costs" means all expenditures incurred in connection with or allocable to a capital project including fully loaded labour, materials, equipment and contractors' costs, engineering, procurement, including freight costs and handling, construction and management costs, allocated owners' cost, infrastructure and logistic support, support costs, Taxes other than those imposed on net income of the Participants, general and administrative costs, land acquisition and preparation costs (if any), legal and regulatory costs,  pre-stripping  and
                pre-production costs, initial fill, spares and consumables, capitalised finance costs, and any associated working capital, but excluding depreciation, non-cash charges, interest (other than capitalised finance costs), payments in the nature of principal and interest under Privatisation Agreements, and accounting provisions and reserves.

                Capital  Costs  shall  not  include  any  Exploration
                     Costs.

         C. "Chargeable Operations" means operations, including support activities, related to Mining and Processing of Minerals and marketing and delivery of Products produced from the Contract Area and excluding (i) any operations or activities of PT-FI not related to or associated with the Contract Area and (ii) any operations or activities of parties subject to the Privatisation Agreements to the extent that they are operations or activities of third parties unconnected with Enterprise Operations.

         D. "Close-down Costs" means all costs incurred in or allocable to Close-down, including without limitation, rehabilitation of the environment, the removal of buildings, equipment, infrastructure and other tangible property, costs incurred in terminating equipment, supply, service and employment contracts, and costs incurred in terminating and surrendering the COW. Close-down Costs shall include all such costs incurred within the period ten Years prior to the Anticipated Close-down Date and prior to such date all such costs shall be treated as Operating Costs.

         E. "Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mine or heap leach facilities, ore and waste handling facilities, mining equipment, or any other improvement to be used for Mining, handling, transportation or milling of
                Minerals or other processing or marketing of Products, including infrastructure and logistic support facilities associated therewith. It is acknowledged that certain expenditures may involve activities that relate to both Exploration and Development. In such cases, the primary purpose of the activity related to such expenditure shall govern its classification as Exploration or Development.

         F. "Eastern Minerals COW" means the contract of work dated 15 August 1994 made between the Government and P.T. IRJA Eastern Minerals Corporation with respect to the Contract Area as therein defined.

         G. "Exploration" means all activities, excluding Development and Mining, directed towards ascertaining or appraising the existence, location, quantity, quality or commercial value of deposits of Minerals (other than the 10-K Reserves) and the feasibility of Development or Mining in relation to those deposits. It is acknowledged that certain expenditures may involve activities that relate to both Exploration and Development. In such cases, the primary purpose of the activity related to such expenditure shall govern its classification as Exploration or Development.

         H. "Exploration Costs" means all labour, supplies, equipment, contract costs and other costs directly attributable or allocable to Exploration including fully loaded labour, logistical support costs, facility and other miscellaneous costs required to support these activities.

         I.                 "Operating Costs" means the aggregate of:

                (a)             expenditure,  adjusted for changes in
                     inventory, that is either directly incurred or allocable to Chargeable Operations, including but not limited to production, maintenance and repair costs, logistical support and freight and handling costs, infrastructure and support facility costs (including similar expenditures under Privatisation Agreements), Taxes (other than those imposed on net income of the Participants), and general and administrative costs of the kind identified in PT-FI's annual financial statements for the period ended 31 December 1994 under the heading "General and Administrative Costs", but excluding depreciation, non-cash charges, interest, payments in the nature of principal and interest under Privatisation Agreements, and accounting provisions and reserves;

                (b)             Replacement Capital Costs in carrying
                     out Chargeable Operations (including such expenditures under Privatisation Agreements); and

                (c)             the    cash   element   of   specific
                     accounting provisions incurred in the normal course of business in conducting Chargeable Operations.

                            Exploration Costs, Taxes on net income of
                the Participants, and financing costs in connection with any financing arrangement entered into separately by a Participant (including without limitation, payments in the nature of principal and interest under Privatisation Agreements undertaken separately) shall not be treated as Operating Costs incurred in carrying out Chargeable Operations. Financing costs (including without limitation, payments in the nature of principal and interest under Privatisation Agreements) in connection with any financing arrangement entered into jointly by the Participants shall be included in Operating Costs.

         J. "Replacement Capital Costs" means Capital Costs incurred other than for Expansion, a Greenfield Project or a Sole Risk Venture.

         K. "Sales Revenues" means the value of Products sold based on actual prices realised (or which would have been realised but for any hedging and other price protection activities), net of smelting and refining charges, royalties and other selling expenses.

     1.2        Definitions Applicable to Approved Expansion Projects
         Only

         A. "Expansion Share of Costs" in any Year means that proportion of the Operating Costs in respect of Contract Area Block A in that Year which is represented by a fraction the numerator of which is the Incremental Expansion Revenues for that Year and the denominator of which is Total Sales Revenues from Contract Area Block A in that Year, and in any Year where Incremental Expansion Revenues is nil or deemed to be nil, "Expansion Share of Costs" shall be nil or be deemed to be nil.

                            Operating  Costs and Sales Revenues  from
                Greenfield Projects and Sole Risk Ventures shall be excluded from this calculation.

         B. "Incremental Expansion Cashflow" in any Year means Incremental Expansion Revenues in that Year less Expansion Share of Costs in that Year.

         C. "Incremental Expansion Revenues" in any Year means the Sales Revenues in respect of Incremental Production sold in that Year or part thereof in which sales of Incremental Production occurred, with sales from inventory deemed to be sold on a first-in, first-out basis, and any negative value of "Incremental Expansion Revenues" in any Year shall be deemed to be nil with respect to such period but shall be carried forward to the next Year in which there are Incremental Expansion Revenues.

         D.                 "Incremental  Production"  in   any  Year
                means the excess of:

                (i)             the actual production in that Year of
                     Products from Contract Area Block A, including actual production resulting from Approved Expansion Projects, but excluding actual production resulting from Greenfield Projects and Sole Risk Ventures; over

                (ii)            the scheduled production  of Products
                     for such Year as shown in the Product Schedule (as such schedule may be adjusted pursuant to Clause 16.4.2 of the Agreement).

                            Production of Products from Contract Area
                Block A at any time prior to the Sharing Commencement Date shall not be treated as Incremental Production.

         E.                 "Sharing  Commencement  Date"  means  the
                date following the commissioning of the first Approved Expansion Project on which the first Sales Revenues from such project are accrued.

         F. "Total Sales Revenues" in any Year means the Sales Revenues of all Products produced from Contract Area Block A (excluding Greenfield Projects and Sole Risk Ventures) sold in that Year.

2.     Memorandum Equity Accounts

A separate Memorandum Equity  Account  will  be  established  by  the
     Operator for each Participant for each of Contract Area Block A and Contract Area Block B. Each such Memorandum Equity Account shall be credited with such Participant's contribution to Capital Costs (other than Replacement Capital Costs and Capital Costs for Sole Risk Ventures) attributable to such Contract Area Block. The Memorandum Equity Account of each Participant shall be credited with such Participant's contributions to Capital Costs, regardless of how such contributions were financed by a Participant (it being understood that PT-FI will be credited with contributions funded under the RTZ Loan), but such Memorandum Equity Accounts shall not be credited for contributions to Capital Costs financed jointly by the Participants through project financing which encumbers the interests of both Participants. Specifically:

     (A) Approved Expansion Projects up to $750,000,000. The first $750,000,000 of Capital Costs incurred pursuant to AFE's for Approved Expansion Projects shall be credited 60% to PT-FI's Memorandum Equity Account and 40% to PT-RTZ'S Memorandum Equity Account, with funding for PT-FI's proportionate share of such Capital Costs being provided pursuant to the RTZ Loan.

     (B) Approved Expansion Projects in Excess of $750,000,000. All Capital Costs incurred pursuant to AFE's for Approved Expansion Projects in excess of $750,000,000 shall be credited to the Memorandum Equity Account of each Participant in proportion to its contribution to such Capital Costs.

3.     Exploration Activities

     3.1 General Separate accounts will be maintained for Exploration Costs incurred in respect of Contract Area Block A and Contract Area Block B and in respect of the Contract Area as defined in the Eastern Minerals COW ("Eastern Area").

     3.2 Joint Operations Exploration Costs PT-RTZ will pay all Exploration Costs approved by the relevant Exploration Committee for Exploration in Contract Area Block A and Contract Area Block B until the Exploration Obligation has been satisfied, including the expenditure of not less than $40,000,000 in respect of Contract Area Block A. Thereafter, the Participants will pay all Exploration Costs in proportion to their respective Participating Interests in Contract Area Block A and Contract Area Block B.

     3.3 Exploration Costs for Sole Risk Ventures All Exploration Costs for a Sole Risk Venture in Exploration shall be paid by the Participant undertaking such Sole Risk Venture.

     3.4 Statements of Exploration Costs Monthly statements of Joint Operations Exploration Costs and Sole Risk Venture Exploration Costs will be prepared by the Operator and submitted to the Exploration Committee or the Participant undertaking the Sole Risk Venture, as appropriate, so that actual Exploration Costs may be monitored.

     3.5 Payment for Exploration Costs Exploration Costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

4.     Feasibility Studies

     4.1 General Separate accounts will be maintained for each Feasibility Study and will be reported by the Operator to the relevant Exploration Committee or Operating Committee, or to the Participant undertaking a Sole Risk Venture, as appropriate.

     4.2 Joint Operations Feasibility Studies Prior to the date any AFE is approved as a result of a Feasibility Study, the costs of the Feasibility Study shall be Exploration Costs. In the event that an AFE is approved as a result of the Feasibility Study, then from and after the date that such AFE is approved, any additional Feasibility Study costs shall be Capital Costs of the project rather than Exploration Costs.

     4.3 Sole Risk Feasibility Studies All costs of a Feasibility Study of a Sole Risk Venture shall be paid by the Participant undertaking the Feasibility Study as a Sole Risk Venture. There shall however be no reimbursement to the non-participating Participant of previously incurred costs.

     4.4 Statements of Feasibility Study Costs Monthly statements of the costs of each Joint Operations Feasibility Study and Sole Risk Venture Feasibility Study will be prepared by the Operator and submitted to the relevant Exploration Committee or Operating Committee or the Participant undertaking the Sole Risk Venture, as appropriate, so that actual costs of the Feasibility Study may be monitored.

     4.5 Payment of Feasibility Study Costs The costs of each Feasibility Study will be included as Exploration Costs or, as appropriate, Capital Costs, in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

5.     Joint Operations in Contract Area Block A

     5.1 Pre-Expansion Period "Pre-Expansion Period" means the period commencing on the Effective Date and continuing until the date that the first Approved Expansion Project in Contract Area Block A has been approved by the boards of directors of FCX, PT-FI, and PT-RTZ or, pursuant to Clause 10.3, approved by the board of directors of PT-RTZ.

                During the Pre-Expansion Period, all revenues from and all Capital Costs and Operating Costs in respect of Contract Area Block A are attributable 100% to PT-FI except for revenues, Capital Costs and Operating Costs in respect of Joint Operations Greenfield Projects (as to which paragraphs 5.4 and 6 of this Annex shall apply) and Sole Risk Ventures undertaken by PT-RTZ, if any (as to which, subject to any express provision to the contrary in this Annex or the Agreement, PT-RTZ shall be entitled to all revenues attributable).

     5.2        Development Period

         5.2.1 "Development Period" means the period commencing with the date that the first Approved Expansion Project in Contract Area Block A has been approved by the boards of directors of FCX, PT-FI and PT-RTZ or, pursuant to Clause 10.3, approved by the board of directors of PT-RTZ and continuing until the Sharing Commencement Date.

                            During   the   Development   Period,  all
                revenues from Contract Area Block A are attributable 100% to PT-FI except for revenues in respect of Joint Operations Greenfield Projects (as to which paragraphs 5.4 and 6 of this Annex shall apply) and Sole Risk Ventures undertaken by PT-RTZ, if any (as to which, subject to any express provision to the contrary in this Annex or the Agreement, PT-RTZ shall be entitled to all revenues attributable).

                            During   the   Development   Period,  all
                Capital Costs and all Operating Costs in respect of Contract Area Block A are attributable 100% to PT-FI except for:

                (i)             all  Capital  Costs  attributable  to
                     Approved Expansion Projects, as to which the provisions of 5.2.2 of this Annex shall apply

                (ii)            all Capital Costs and Operating Costs
                     attributable to or in respect of Joint Operations Greenfield Projects as to which the provisions of paragraphs 5.4 and 6 of this Annex shall apply

                (iii)           all   costs  of  Sole  Risk  Ventures
                     undertaken by PT-RTZ, all of which shall, subject to any express provision to the contrary in this Annex or the Agreement, belong to and be borne by PT-RTZ.

         5.2.2              Approved Expansion Projects

                5.2.2.1          General  For each Approved Expansion
                      Project, an AFE will be prepared detailing budgeted expenditures of Capital Costs anticipated to be incurred. Separate accounts will be maintained for each AFE.

                5.2.2.2          Allocation   of  Approved  Expansion
                      Project Development Costs

                      (a)             Approved  Expansion Projects up
                           to  $750,000,000   Until   such   time  as
                           aggregate   Capital   Costs  for  Approved
                           Expansion  Projects  reach   $750,000,000,
                           these  Capital Costs will be allocated  to
                           and  be  borne   by  the  Participants  in
                           proportion     to     their     respective
                           Participating Interests  in  Contract Area
                           Block A and PT-FI's share will be funded through the RTZ Loan.

                      (b)             Approved Expansion Projects  in
                           Excess  of $750,000,000  Capital Costs for
                           Approved    Expansion    Projects    after
                           aggregate   Capital   Costs  for  Approved
                           Expansion  Projects  exceed   $750,000,000
                           will be allocated to and be borne  by  the
                           Participants   in   proportion   to  their
                           respective   Participating  Interests   in
                           Contract Area Block A.

         5.2.3 Statements of Approved Expansion Project Development Costs Monthly statements of Approved Expansion Project Development costs will be prepared by the Operator and submitted to the Operating Committee so that actual Development costs may be monitored.

         5.2.4 Payment for Development Costs Payment for Development costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

     5.3        Production Period

         5.3.1 "Production Period" means the period commencing on the Sharing Commencement Date for the first Approved Expansion Project and continuing thereafter for so long as Joint Operations are producing Products from Contract Area Block A.

                            During   the   Production   Period,   the
                revenues   from   Contract  Area  Block  A  shall  be
                allocated between the Participants as follows:

                (a)             until  and including the Cut-off Date
                     PT-RTZ shall be entitled to such share as is proportionate to its Participating Interest in Contract Area Block A of all Incremental Expansion Revenues and of revenues related to Joint Operations Greenfield Projects as provided in paragraphs 5.4 and 6 of this Annex

                (b)             after  the Cut-off Date, PT-RTZ shall
                     be entitled to such share as is proportionate to its Participating Interest in Contract Area Block A of all revenues derived from Joint Operations in Contract Area Block A

                (c)             PT-RTZ   shall  be  entitled  to  all
                     revenues attributable to Sole Risk Ventures undertaken by PT-RTZ

                (d)             PT-FI  shall  be entitled, as between
                     the Participants, to all revenues from Contract Area Block A other than those allocated to PT-RTZ pursuant to sub-paragraphs (a), (b) and (c) above.

                            During  the  Production Period, the costs
                of or attributable to Contract Area Block A (other than Exploration Costs as to which paragraph 3 shall apply) shall be allocated to and borne by the Participants as between themselves as follows:

                (i)             until and including the Cut-off Date,
                     PT-RTZ shall be obliged to contribute such share of the following costs as is proportionate to its Participating Interest in Contract Area Block A:

                     (A)             Expansion Share of Costs

                     (B)             Capital    Costs   of   Approved
                         Expansion Projects only

                     (C)             Joint   Operations    Greenfield
                         Projects

                (ii)            after the Cut-off Date, PT-RTZ  shall
                     be obliged to contribute such share of Operating Costs and of Capital Costs of Joint Operations in Contract Area Block A other than Sole Risk Ventures as is proportionate to its Participating Interest in Contract Area Block A

                (iii)           the  costs of or attributable to each
                     Sole Risk Venture in Contract Area Block A undertaken by PT-RTZ shall be allocated to and borne by PT-RTZ

                (iv)            all  costs   of  or  attributable  to
                     operations in Contract Area Block A other than those allocated to and borne by PT-RTZ pursuant to sub-paragraphs (i), (ii) or (iii) above shall, as between the Participants, be allocated to and borne by PT-FI.

         5.3.2 General Each month during the Production Period prior to the Cut-off Date, Incremental Expansion Cashflow shall be computed by the Operator and distributed to the Participants in proportion to their Participating Interests in Contract Area Block A; provided however, PT-FI shall assign to RTZ Lender all of its interest in such distributions of Incremental Expansion Cashflow pursuant to the RTZ Loan Agreement until such RTZ Loan has been repaid (including, for the avoidance of doubt, all interest under the RTZ Loan Agreement). Each month during the Production Period from and after the Cut-off Date, all revenues and costs in respect of Joint Operations in Contract Area Block A shall be considered in determining the amount to be distributed to the Participants in proportion to their Participating Interests in Contract Area Block A.

                (a)             Incremental  Expansion Revenue   Each
                     month during the Production Period, Incremental Expansion Revenue will be computed by the Operator and included in the computation of Incremental Expansion Cashflow for such month.

                (b)             Expansion Share of Costs   Each month
                     during the Production Period, Expansion Share of Costs will be computed by the Operator and included in the computation of Incremental Expansion Cashflow for such month.

                (c)             Incremental  Expansion Cashflow  Each
                     month during the Production Period, Incremental Expansion Cashflow will be computed by the Operator and distributed to the Participants or, in the case of PT-FI, its assignee for the time being, in the proportions attributable to each not later than the 20th business day after the end of the month. The amount distributed will be based on the best estimate of Incremental Expansion Revenue less Expansion Share of Costs for such month.

                (d)             Statements  of  Incremental Expansion
                     Cashflow Monthly statements will be prepared by the Operator showing details of the Incremental Expansion Cashflow computation. A copy of the statements will be distributed to the Participants not later than the 20th business day after the end of the month.

                (e)             Adjustment   Any adjustment  that  is
                     determined to be required at any time shall be included in the next monthly statement.

                (f)             Annual Adjustment  Not  later than 45
                     business days after the end of each Year during the Production Period, a statement of the previous Year's Incremental Expansion Cashflow shall be prepared by the Operator and distributed. If the annual settlement statement indicates an overpayment of Incremental Expansion Cashflow, each Participant shall pay the Operator its share of such overpayment within 30 business days. If the annual settlement statement indicates an underpayment of Incremental Expansion Cashflow, the Operator shall pay to each Participant its share of such underpayment within 30 business days.

     5.4 Joint Operations Greenfield Projects in Contract Area Block A Joint Operations Greenfield Projects in Contract Area Block A will be accounted for in a manner comparable to that provided in paragraph 6 of this Annex in respect of Joint Operations in Contract Area Block B. All costs, including allocable costs, of and revenue related to
         Greenfield Projects in Contract Area Block A will be excluded from costs of and revenues derived from other operations in Contract Area Block A.

6.     Joint Operations in Contract Area Block B

     6.1 Development Phase "Development Phase" means the period commencing with the date on which the first Joint Operations Greenfield Project in Contract Area Block B has been approved by the boards of directors of PT-FI and PT-RTZ and continuing until the date following commissioning of such project on which the first Sales Revenues from such project are accrued.

         6.1.1 General For each Joint Operations Development project, an AFE will be prepared by the Operator detailing budgeted expenditures of Capital Costs anticipated to be incurred. Separate accounts will be maintained for each AFE.

         6.1.2 Allocation of Joint Operations Development Costs All Capital Costs incurred in Joint Operations in Contract Area Block B will be allocated to and borne by the Participants in proportion to their respective Participating Interests in Contract Area Block B and included in monthly cash calls made pursuant to paragraph 10.3 of this Annex.

         6.1.3              Statements of Development  Costs  Monthly
                statements will be prepared by the Operator showing details of Joint Operations Development costs. These statements will be submitted to the Operating Committee not later than the 20th business day after the end of the month so that actual Joint Operations Development costs may be monitored.

         6.1.4 Payment for Development Costs Payment for Development costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

     6.2 Production Phase "Production Phase" means the period commencing on the date following commissioning of the first Joint Operations Greenfield Project on which the first Sales Revenues from such project are accrued and continuing for so long as Joint Operations are producing Products from Contract Area Block B.

         6.2.1 General During the Production Phase, all revenues and costs in respect of Joint Operations in Contract Area Block B shall be allocated to and be borne by the Participants in proportion to their Participating Interests in Contract Area Block B. All revenues and costs in respect of Joint Operations in Contract Area Block B shall be considered in determining the amount to be distributed to the Participants in proportion to their respective Participating Interests in Contract Area Block B.

                (a)             Revenue    Each   month   during  the
                     Production Phase, the revenues that result from Joint Operations in Contract Area Block B will be computed by the Operator and included in the computation of cashflow from Joint Operations in Contract Area Block B for such month.

                (b)             Operating  Costs  Each  month  during
                     the Production Phase, the Operating Costs that result from Joint Operations in Contract Area Block B will be computed by the Operator and included in the computation of cashflow from Joint Operations in Contract Area Block B for such month.

                (c)             Cashflow    Each  month  during   the
                     Production Phase, the cashflow will be computed by the Operator by subtracting Operating Costs that result from Joint Operations in Contract Area Block B from revenues that result from Joint Operations in Contract Area Block B and the net amount of this calculation will be distributed to the Participants in the proportions to which they are entitled not later than the 20th business day after the end of the month. The amount distributed will be based on the best estimate of revenues and Operating Costs from Contract Area Block B for such month.

                (d)             Statements   of   Cashflow    Monthly
                     statements will be prepared by the Operator showing details of the cashflow computation and delivered to the Participants not later than the 20th business day after the end of the month.

                (e)             Adjustment  Any  adjustment  that  is
                     determined to be required at any time shall be included in the next monthly statement.

                (f)             Annual  Adjustment  Not later than 45
                     business days after the end of each Year during the Production Phase, a statement of the previous Year's cashflow shall be prepared by the Operator and distributed. If the annual settlement statement indicates an overpayment of cashflow, each Participant shall pay the Operator its share of such overpayment within 30 business days. If the annual settlement statement indicates an underpayment of cashflow, the Operator shall pay to each Participant its share of such underpayment within 30 business days.

7.     Accounting for Sole Risk Ventures

     7.1 Conduct of Operations Upon the establishment of a Sole Risk Venture, the Operator, as determined pursuant to the Agreement, or some other entity selected as operator of the Sole Risk Venture in accordance with the Agreement (also in this Annex referred to as the Operator), will be responsible for the conduct of the operations of such venture, including its accounting requirements, and will be paid a reasonable fee for such services by the applicable Participant.

     7.2 Determination of Costs and Revenues Separate accounts will be maintained for each Sole Risk Venture. All costs, including allocable costs, of and revenue related to Sole Risk Ventures will be excluded from the costs of and revenues derived from Enterprise Operations.

     7.3 Use of PT-FI Available Assets To the extent that the Sole Risk Venture requires the use of PT-FI Available Assets, PT-FI support services or Joint Account Assets, and the use of these assets and support services does not prejudice then or later the conduct of Enterprise Operations, each of PT-FI and PT-RTZ (as appropriate) will make available and charge to the Sole Risk Venture the full direct and allocable costs, including financing and capital costs, under Privatisation Agreements, of providing such assets and services.

     7.4 Sole Risk Venture Revenues and Costs All revenues and costs derived from any Sole Risk Venture will be directly attributed by the Operator to the Participant undertaking the Sole Risk Venture. The net amount of revenues less costs will be included in the monthly cash call made pursuant to paragraph 10.3 of this Annex for settlement (in the case of a negative amount) or distribution (in the case of a positive amount) to the Participant undertaking the Sole Risk Venture as appropriate.

     7.5 Sole Risk Venture Reports The Operator will summarise each month all costs, including charges associated with the use of PT-FI Available Assets and support services, and revenues derived from the Sole Risk Venture during that month and deliver this report to the Participant undertaking the Sole Risk Venture not later than the 20th business day after the end of the month.

     7.6 Programmes and Budgets Programme and Budgets for Sole Risk Ventures shall be approved and administered in a manner comparable to that provided in paragraph 10.1 of this Annex.

     7.7 Co-operation Each Participant shall provide in a timely manner to the Operator all information that is within such Participant's knowledge, possession or control which the Operator may require in order to perform its accounting responsibilities for Sole Risk Ventures.

                If the Operator is not PT-FI, the Operator shall provide in a timely manner to PT-FI all information that is within such Operator's knowledge, possession or control which PT-FI may require in connection with fulfilling its obligations under the COW.

8.     Accounting for Hedging Activities

The revenues allocated to the Participants shall be adjusted to allocate to the authorising Participant the costs and benefits of any hedging and other price protection activities authorised by either Participant pursuant to Clause 9.2.6 of the Agreement.

Prior  to  entering  into  any  hedging  or  other  price  protection activities authorised in writing by any Participant, the Participant authorising such activities shall make appropriate arrangements, satisfactory to the Operator, whereby the Operator is protected from and assured that it will never be required to use its own funds in connection with the placing or maintaining of any such hedging or other price protection activities.

9.     Accounting Records, Inspection of Books

     9.1        Required Records & Accounts

         (A) The Operator shall keep comprehensive and accurate records and accounts of all Exploration Costs, Operating Costs, costs in respect of
                Feasibility Studies, and costs in respect of Development which are capable of separate identification, with respect to:

                (i)             Approved Expansion Projects,

                (ii)            Joint  Operations   with  respect  to
                    Contract Area Block A,

                (iii)           Joint Operations Greenfield  Projects
                    with respect to Contract Area Block A,

                (iv)            Joint  Operations  with  respect   to
                    Contract Area Block B,

                (v)             Sole Risk Ventures,

                (vi)            Chargeable  Operations  and any other
                    operations within the Contract Area any part of the costs of which are borne by either Participant.

                            The costs of support  and  infrastructure
                facilities and activities shall be allocated to the activities for which they are utilised. The costs of support and infrastructure facilities and activities which are located in one Contract Area Block, but utilised in support of activities in one or more Contract Area Block, shall be allocated to the activities in the Contract Area Blocks in accordance with actual utilisation.

         (B) The records and accounts in respect of activities in Contract Area Block A shall be capable of identifying Incremental Expansion Revenue and other revenues, those attributable to Joint Operations other than Approved Expansion Projects and those attributable to all other activities in Contract Area Block A, and costs attributable to the activities, sub-divided as above.

                            The  records  and  accounts in respect of
                activities in Contract Area Block B shall show separately the costs and revenues of each project.

                            Activity  attributable   to   Sole   Risk
                Ventures by either Participant within the Contract Area shall likewise be separately identifiable within the records and accounts.

                            The records  and  accounts  in respect of
                Greenfield Projects in Contract Area Block A, activities in Contract Area Block B and Sole Risk Ventures will separately identify direct costs of these projects from costs otherwise allocated thereto.

         (C) All records and accounts referred to above shall be prepared and maintained in accordance with generally accepted accounting principles in the United States.

                            Accordingly,   revenues   recognised  and
                costs incurred shall include, in the normal course of business, accruals to appropriately reflect the operations of the business conducted during a given month or year.

                            All accounting  terms  used in this Annex
                will, except to the extent otherwise expressly provided for, be determined in accordance with generally accepted accounting principles in the United States.

         (D) Subject to compliance with the express provisions of this Annex, the Operator's basic accounting systems and accounting practices, policies and procedures will apply.

         (E) All such records and accounts shall be retained for a period of 10 years or as required for compliance with tax or other regulatory requirements or as otherwise agreed to by the Participants.

     9.2        Audits

         (A) The Operator shall order an annual examination of the accounting and financial records kept by it in respect of activities in the Contract Area for each Year.

         (B) The audits shall be conducted by a firm of accountants of international standing selected by the Operator and approved by the Operating Committee and such accountants shall provide certification that the records and accounts have been properly maintained in accordance with the provisions of this Agreement and that the revenues and costs have been properly calculated and allocated to the Participants in accordance with the provisions of this Annex and the Agreement.

     9.3        Right of Participants to Inspect Records

                Without prejudice to any other provision of this Annex or the Agreement, and subject in any case to Clause
         16.9 of the Agreement, representatives of each Participant (including for this purpose its accountants or another appointed firm of accountants and the Secured Creditors (as defined in the Trust Agreement)) shall be entitled upon reasonable prior notice at all reasonable times during normal working hours to inspect and obtain copies of all documents, records and accounts under the control of the Operator relating to Enterprise Operations or the Participation provided always that the frequency and duration of inspections shall be without undue hindrance to the proper conduct of Enterprise Operations or the activities of the Operator. Without prejudice to the above, but subject to the proviso, the Operator shall also give to the Participants and their accountants during normal working hours such access to the Operator's books and records and such explanation of the same as the Participants or their accountants may reasonably require in order to verify the revenues from Sole Risk Ventures undertaken by such Participants, Contract Area Block B, Incremental Expansion Cashflow, Joint Operations Greenfield Projects in Contract Area Block A and, after the Cut-off Date, revenues from Joint Operations in the Contract Area and costs attributable to the same.

     9.4        Right of Participants to Conduct Audit

         (A) Without prejudice to any other provision of this Annex or the Agreement, and subject in any case to Clause 16.9 of the Agreement, representatives of each Participant (including for this purpose its accountants or another appointed firm of accountants and the Secured Creditors (as defined in the Trust Agreement)) will be entitled, upon reasonable notice and at its own cost, to conduct an audit of the accounting and financial records of operations to which these Financial and Accounting Procedures apply for any Year, provided, however, that any such audit shall be conducted within eighteen months after the end of the Year to which the audit pertains and any claim for an adjustment must be made within thirty-six months after the end of the Year to which such adjustment pertains.

         (B) Should such audit reveal an alleged error in the statement of revenues and costs or in the calculation of the revenues and costs allocated to each Participant, notice of the alleged error shall be given promptly to each Participant and the Participants shall thereupon use all reasonable endeavours to reconcile any differences.

         (C)                Should  the  Participants  be  unable  to
                reconcile the differences to their mutual satisfaction within a period of 60 days following the notice referred to above, the dispute shall be referred to an independent firm of accountants of international standing appointed by agreement between the Participants or in default of such agreement within a period of 30 days following the expiry of the period of 60 days referred to above, by the President for the time being of the American Institute of Certified Public Accountants on the application of either of the Participants.

         (D) Such independent firm of accountants shall act as an expert and not as an arbitrator and it shall be directed to find for one Participant or the other. Its costs shall be borne by the Participant losing the issue in question and its determination shall be final and binding upon the Participants and the Operator.

         (E) If it is agreed between the Participants or determined by the expert that an error has been made to the calculation of the revenues and costs from operations to which these Financial and Accounting Procedures apply, such payments or reimbursements as shall be appropriate to correct such error shall be made by the Participants and the Operator shall make any and all necessary entries and corrections to the relevant Memorandum Equity Accounts of each Participant.

     9.5        Fair clause

                The Participants agree that if any of the methods for determining charges and credits applicable to operations under the Agreement set out above prove to be unfair or inequitable to either party, the Participants will in good faith endeavour to agree on changes deemed necessary.


     10. Other Financial and Accounting Matters

     10.1       Programmes and Budgets

         10.1.1 Joint Operations Pursuant to Programmes and Budgets Joint Operations shall be conducted, expenses shall be incurred and Joint Account Assets shall be acquired only pursuant to Approved Programmes and Budgets.

         10.1.2 Preparation of Programmes and Budgets The Operator shall, not less than one month prior to the Annual Budget Meeting (which shall be held annually in December as provided in Clause 8.6 of the Agreement), prepare and submit to the relevant Committee for recommendation to the boards of directors of the Participants for the next ensuing Budgetary Period separate proposed Programmes and Budgets for Exploration and for Development and Mining. Any Programme which includes the undertaking of an Approved Expansion Project (or the relevant part of it) shall be based upon the programme for implementation thereof contained in the Feasibility Study relating thereto.

                            Each Programme and/or Budget, as proposed
                and  approved,  shall  contain,   as  appropriate,  a
                breakdown on a quarterly basis of the following:

                (a)             a reasonably detailed  description of
                     the Joint Operations to be undertaken with respect to each of Contract Area Block A and Contract Area Block B;

                (b)             an  itemised  estimate of the Capital
                     Costs and Operating Costs to be incurred, distinguishing between Replacement Capital Costs and new Capital Costs and between Exploration and Development and Mining and between Contract Area Block A and Contract Area Block B;

                (c)             itemised   schedules   of   estimated
                     production of Products;

                (d)             itemised estimates of revenues;

                (e)             estimates  of the amounts and  timing
                     of   expected   cash   requirements   from   the
                     Participants; and

                (f)             such other items  as the Operator may
                     deem  necessary  or  desirable  or   as   either
                     Participant may reasonably require.

         10.1.3             Review    and    Approval   of   Proposed
                Programmes and Budgets

                (a)             At  the Annual  Budget  Meeting,  the
                     relevant Exploration Committee or Operating Committee shall review the Operator's proposed Programme and Budget and either submit it unchanged to the boards of directors of PT-FI and PT-RTZ for their approval or instruct the Operator to make specified revisions and submit the revised proposal to such boards for their approval.

                (b)             Revisions,     modifications      and
                     amendments to Programmes and Budgets may be initiated by the Operator, the relevant Exploration or Operating Committee or the board of directors of PT-FI or PT-RTZ, provided that no material revision, modification or amendment shall be made without the approval of both such boards of directors.

                (c)             Any  Programme  and  Budget,  or  any
                     revision modification and amendment thereto, shall be deemed to be approved by any board of directors which does not, within thirty days after receipt, disapprove the same and notify the other board of directors and relevant Exploration or Operating Committee of its disapproval (including explanation thereof in reasonable detail).

                (d)             Except  as otherwise specified in the
                     Agreement or this Annex, unbudgeted AFEs, and budgeted AFEs in excess of amounts fixed from time to time by the relevant Exploration or Operating Committee, shall be submitted by the Operator and subject to the approval by such Committee, provided that any AFE which is in excess of amounts fixed from time to time by the boards of directors of PT-FI and PT-RTZ or which requires unbudgeted expenditure in excess of 5% of any Programme and Budget (whether individually or as part of a group of related expenditures) shall also be subject to the approval of such boards of directors in the manner set out in paragraph 10.1.3(c).

                (e)             Except as  provided in Clause 10.3 of
                     the Agreement, should the board of directors of PT-FI or PT-RTZ disapprove any Programme and Budget or any revision, modification or amendment thereto, both boards of directors and the relevant Exploration Committee or Operating Committee shall endeavour in good faith to resolve the difference(s) and reach mutual agreement on the applicable Programme and Budget as soon as possible.

         10.1.4 Budget Overruns; Programme Changes The Operator shall immediately notify the relevant Committee of any material departure from an Approved Programme and Budget. As soon as practicable following the Operator becoming aware that the costs to be incurred under an Approved Budget are likely to be exceeded by more than 10%, then unless such excess is directly caused by an emergency or unexpected expenditure made pursuant to paragraph 10.2 of this Annex or otherwise authorised by the Participants, the Operator shall prepare a revised Programme and Budget for that Year and submit it as soon as practicable to the relevant Committee for review, and if needed, for recommendation for approval by the boards of directors of the Participants.

     10.2 Emergency or Unexpected Expenditures In case of emergency, the Operator may take such action it deems necessary to protect life, limb or property, to protect the Enterprise Operations or Sole Risk Ventures or to comply with law or government regulation. Likewise, the Operator may make expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. In the case of either an emergency or unexpected expenditures, the Operator shall promptly notify the Participants of the emergency or unexpected expenditure, and the Operator shall be reimbursed therefor by the Participants as provided in Clause 6.1 of the Agreement and this Annex.

     10.3       Cash Calls

         10.3.1 On the basis of the Approved Programme and Budget or revision thereof, the Operator shall submit to each Participant prior to the fifth business day of each calendar month, a billing for estimated cash requirements for the next following calendar month, taking into consideration any cash the Operator has on hand from Joint Operations and any timing differences of actual expenditures from the Approved Programme and Budget, and identifying the separate contribution obligations of each Participant in accordance with the provisions of this Annex and the Agreement and any reimbursement obligations under Clause 12 of the Agreement relating to Sole Risk Ventures.

         10.3.2 Prior to the first business day of the month for which the funds are requested, each Participant shall pay to the Operator by wire transfer to the bank account designated by the Operator, its share of the estimated amount as is shown in the billing unless the share of the amount shown therein is manifestly incorrect.

         10.3.3 Time is of the essence of payment of each billing. A Participant that fails to meet cash calls in the amount and at the times specified in this paragraph 10.3 shall be in default, and the amount of the defaulted cash call shall bear interest from the date due at an annual rate equal to 5% above LIBOR as published in the London Financial Times on the business day immediately prior to the date of default.

         10.3.4 All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts, for the benefit of the Participants provided that (i) all funds representing the Exploration Obligation shall be so invested solely for the benefit of PT-RTZ and (ii) funds for any Sole Risk Venture shall be so invested solely for the benefit of the applicable Participant.

         10.3.5 Should the Operator be required to pay large sums of money on behalf of the Participants which were unforeseen at the time of providing the monthly cash call, the Operator may make written request for special advances which shall be payable not later than the fifth business day after receipt of such notice.

     10.4       Close-down Costs

         10.4.1 Close-down Costs directly attributable to a Sole Risk Venture shall be allocated to and borne by the Participant undertaking the Sole Risk Venture.

         10.4.2 Notwithstanding any other provision to the contrary in this Annex or the Agreement but subject to paragraph 10.4.1 above, each Participant agrees to pay and shall be liable to pay in respect of Close-down, that proportion of Close-down Costs which the value of Products sold by or for such Participant over the life of the COW bears to the value of all Products sold by or for the Participants over the life of the COW.

                            Final  salvage shall be credited  to  the
                Participants in the same proportion as Close-down Costs are allocated to them.

         10.4.3 For purposes of paragraph 10.4.2, "value" is determined by reference to the actual realised price of Products sold (or which would have been realised but for any price protection activities), adjusted for inflation, net of smelting and refining charges, royalties, and other selling expenses.


                            ATTACHMENT X


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